EXECUTION

RECONSTITUTED SERVICING AGREEMENT

This Reconstituted Servicing Agreement (this “Agreement”) dated as of March 1, 2007, is by and among AMERICAN HOME MORTGAGE CORP. (“American Home” or the “Seller”), AMERICAN HOME MORTGAGE SERVICING, INC. (“American Home Servicing” or the “Servicer”), GREENWICH CAPITAL ACCEPTANCE, INC. (“GCA” or the “Depositor”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (“GCFP”) and is acknowledged by WELLS FARGO BANK, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the “Trustee”).

RECITALS

WHEREAS, GCFP has conveyed the mortgage loans listed on Exhibit Two hereto (the “Serviced Loans”) to the Depositor pursuant to a mortgage loan purchase agreement dated as of March 1, 2007 (the “Mortgage Loan Purchase Agreement”), between GCFP and the Depositor, and the Depositor in turn has conveyed the Serviced Loans to the Trustee pursuant to a pooling and servicing agreement dated as of March 1, 2007 (the “Pooling and Servicing Agreement”), among GCFP, GCA, the Master Servicer, the Securities Administrator, Clayton Fixed Income Services Inc., the Trustee and the Trustee in its capacity as Custodian;

WHEREAS, the Serviced Loans are currently serviced by American Home Servicing for GCFP pursuant to a Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2006 (the “Servicing Agreement”), between GCFP, American Home and American Home Servicing, a copy of which is annexed hereto as Exhibit Three;

WHEREAS, GCFP desires that American Home Servicing continue to service the Serviced Loans and American Home Servicing has agreed to do so;

WHEREAS, Section 25 of the Servicing Agreement provides that, subject to certain conditions set forth therein, GCFP may assign the Servicing Agreement to any person to whom any “Mortgage Loan” (as such term is defined in the Servicing Agreement) is transferred pursuant to a sale or financing. Without limiting the foregoing, American Home and American Home Servicing have agreed, in Section 12 and Section 32 of the Servicing Agreement, to enter into additional documents, instruments or agreements as may be reasonably necessary in connection with any “Whole Loan Transfer” or “Securitization Transaction” (as such terms are defined in the Servicing Agreement) contemplated by GCFP pursuant to the Servicing Agreement;

WHEREAS, American Home, American Home Servicing and GCFP agree that (a) the transfer of the Serviced Loans from GCFP to the Depositor and from the Depositor to the Trustee to be accomplished by the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement constitutes a Securitization Transaction and (b) this Agreement shall constitute a “Reconstitution Agreement” (as such term is defined in the Servicing Agreement) in connection with such Securitization Transaction that shall govern the Serviced Loans for so long as such Serviced Loans remain subject to the provisions of the Pooling and Servicing Agreement;

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Loans on behalf of the Trustee and the Trust Fund, and shall have the right to terminate the rights and obligations of American Home Servicing upon the occurrence and continuance of an Event of Default as provided in the Servicing Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein the parties hereto agree as follows:

Definitions

Capitalized terms used and not defined in this Agreement (including Exhibit One hereto) or in the Servicing Agreement shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

Servicing

American Home Servicing agrees, with respect to the servicing of the Serviced Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed by the Servicer (as such term is defined in the Servicing Agreement) under the provisions of the Servicing Agreement without regard to the Preliminary Servicing Period, except as otherwise provided herein and on Exhibit One hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

Trust Cut-off Date

The parties hereto acknowledge that by operation of Section 11.14 of the Servicing Addendum to the Servicing Agreement (as modified by this Agreement) the remittance on April 18, 2007, to be made to the Trust Fund is to include all principal collections due after March 1, 2007 (the “Trust Cut-off Date”), plus interest thereon at the weighted average Mortgage Interest Rate collected during the immediately preceding Due Period, but exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, and taking into account the adjustments specified in the first paragraph of Section 11.14 of the Servicing Addendum to the Servicing Agreement.

Servicing Fee

Notwithstanding any provision of the Servicing Agreement to the contrary, the Servicing Fee rate for the Serviced Loans shall be equal to 0.375% per annum (the “Servicing Fee Rate”). The Servicing Fee shall be payable monthly from the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05 of the Servicing Addendum to the Servicing Agreement) of the related Monthly Payment collected by the Servicer (or as otherwise provided under Section 11.05 of the Servicing Addendum to the Servicing Agreement).

Recognition of the Master Servicer and the Trust Fund

1. From and after the date hereof American Home and American Home Servicing shall recognize the HarborView Mortgage Loan Trust 2007-2 (the “Trust Fund”) as the owner of the Serviced Loans, and American Home Servicing will service the Serviced Loans for the Trust Fund as if the Trust Fund and American Home Servicing had entered into a separate servicing agreement for the servicing of the Serviced Loans in the form of the Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, the Master Servicer and the Trustee shall have the same rights (but not the obligations, except to the extent expressly set forth in the Pooling and Servicing Agreement) as the Purchaser under the Servicing Agreement to enforce the obligations of American Home and American Home Servicing, including, without limitation, the enforcement of (i) the document delivery requirements set forth in Section 6.03 of the Servicing Agreement and (ii) remedies with respect to representations and warranties made by American Home and American Home Servicing in the Servicing Agreement, and shall be entitled to enforce all of the obligations of American Home and American Home Servicing thereunder insofar as they relate to the Serviced Loans. American Home and American Home Servicing shall look solely to the Trust Fund for performance of any obligations of the Purchaser under the Servicing Agreement and the Trust Fund hereby assumes such obligations. All references to the Purchaser under the Servicing Agreement insofar as they relate to the Serviced Loans, shall be deemed to refer to the Trust Fund. None of American Home, American Home Servicing or GCFP shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way (i) materially affect the Serviced Loans, American Home’s or American Home Servicing’s performance under the Servicing Agreement with respect to the Serviced Loans without the prior written consent of the Trustee and the Master Servicer or (ii) materially and adversely affect the interests of the Certificateholders in the Mortgage Loans.

2. The Master Servicer shall be entitled to terminate the rights and obligations of American Home Servicing under this Agreement, as provided in Section 15 (Default) of the Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of the obligations of the Purchaser under the Servicing Agreement; and in entering into this Agreement, in connection with the performance by the Master Servicer of any duties it may have hereunder, and in the exercise by the Master Servicer of its rights the parties and other signatories hereto, except American Home and American Home Servicing, agrees that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability, immunities and indemnities afforded to the Master Servicer under the Pooling and Servicing Agreement. Without limitation of the foregoing, any provision of the Servicing Agreement requiring GCFP or the Trust Fund, as assignee of GCFP’s rights and obligations as “Purchaser” under the Servicing Agreement, to reimburse the Servicer for any costs or expenses shall be satisfied by the Servicer’s reimbursement of such costs or expenses from the Custodial Account. Notwithstanding the foregoing, it is understood that American Home and American Home Servicing shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Trust Fund, the Trustee, GCFP and GCA against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of American Home or American Home Servicing which were taken or omitted upon the written instruction or written direction of the Trust Fund’s designee or (ii) the failure of the Trust Fund’s designee to perform the obligations of the “Owner” or “Purchaser” under the Servicing Agreement.

Warranties

GCFP, American Home and American Home Servicing mutually warrant and represent that, with respect to the Serviced Loans, the Servicing Agreement is in full force and effect as of the date hereof and has not been amended or modified in any way with respect to the Serviced Loans, except as set forth herein, and no notice of termination has been given thereunder.

Representations

Pursuant to Section 12 of the Servicing Agreement, American Home and American Home Servicing hereby represent and warrant, for the benefit of GCFP, GCA, the Trustee and the Trust Fund, that (i) the representations and warranties set forth in Section 7.01 of the Servicing Agreement are true and correct as of March 30, 2007 (the “Reconstitution Date”), as if such representations and warranties were made on such date and (ii) the representations and warranties set forth in Section 7.02 of the Servicing Agreement are true and correct as of the Closing Date (as defined in the Servicing Agreement).

American Home and American Home Servicing hereby acknowledge and agree that the remedies available to the Trust Fund (including the Trustee acting on the Trust Fund’s behalf) in connection with any breach of the representations and warranties made by American Home or American Home Servicing set forth above that materially and adversely affects the value of a Serviced Loan or the interests of the Purchaser in such Serviced Loan shall be as set forth in Subsection 7.03 of the Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein). Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Trust Fund as Purchaser under the Servicing Agreement.

Assignment

American Home and American Home Servicing hereby acknowledge that the rights of GCFP under the Servicing Agreement as amended by this Agreement with respect to the Serviced Loans will be assigned to GCA under a Mortgage Loan Purchase Agreement and by GCA to the Trust Fund under the Pooling and Servicing Agreement. In addition, the Trust Fund has made, or intends to make, a REMIC election. American Home and American Home Servicing hereby consent to such assignment and assumption and acknowledges the Trust Fund’s REMIC election.

Notices and Remittances

1. All notices, consents, certificates, reports and certifications (collectively, “Written Information”) required to be delivered to the Purchaser under the Servicing Agreement and under this Agreement shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Corporate Trust Group, HarborView 2007-2
(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

2. All amounts required to be remitted or distributed by the Servicer to the “Purchaser” under the Servicing Agreement and under this Agreement shall be on a scheduled/scheduled basis and shall be made to the following wire account:

Wells Fargo Bank, N.A.
ABA#: 121-000-248
Account Name: SAS CLEARING
Account Number: 3970771416
For further credit to: HarborView 2007-2, Account # 53137300

3. All Written Information required to be delivered to the Trustee under the Servicing Agreement and under this Agreement shall be delivered to the Trustee at the following address:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: HarborView 2007-2
Telephone: (714) 247-6000
Facsimile: (714) 247-6329

4. All Written Information required to be delivered to the Depositor under the Servicing Agreement and under this Agreement shall be delivered to the Depositor at the following address:

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Legal Department (HarborView 2007-2)
Telephone: (203) 625-6072
Facsimile: (203) 618-2163

5. All demands, notices and communications required to be delivered to American Home under the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

American Home Mortgage Corp.
538 Broadhollow Road
Melville, New York 11747
Alan B. Horn, General Counsel

6. All demands, notices and communications required to be delivered to American Home Servicing under the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

American Home Mortgage Servicing, Inc.
4600 Regent Boulevard, Suite 200
Irving, Texas 75063
David Friedman, Executive Vice President

With copies to:

American Home Mortgage Corp.
538 Broadhollow Road
Melville, New York 11747
Alan B. Horn, General Counsel

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Reconstitution

American Home, American Home Servicing and GCFP agree that this Agreement is a Reconstitution Agreement executed in connection with a Securitization Transaction and that March 30, 2007, is the Reconstitution Date.

Limited Role of the Trustee

The Trustee shall have no obligations or duties under this Agreement except as expressly set forth herein. No implied duties on the part of the Trustee shall be read into this Agreement. Nothing herein shall be construed to be an assumption by the Trustee of any duties or obligations of any party to this Agreement or the Servicing Agreement, the duties of the Trustee being solely those set forth in the Pooling and Servicing Agreement. The Trustee is entering into this Agreement solely in its capacity as Trustee under the Pooling and Servicing Agreement and not individually, and there shall be no recourse against the Trustee in its individual capacity hereunder or for the payment of any obligations of the Trust or the Trust Fund.

Executed as of the day and year first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By: /s/ Ara Balabanian
Name: Ara Balabanian
Title: Vice President

AMERICAN HOME MORTGAGE CORP.

By: /s/ Alan B. Horn
Name: Alan B. Horn
Title: Executive Vice President
          General Counsel & Secretary

AMERICAN HOME MORTGAGE SERVICING, INC.

By: /s/ Alan B. Horn
Name: Alan B. Horn
Title: Executive Vice President
          General Counsel & Secretary

GREENWICH CAPITAL ACCEPTANCE, INC.

By: /s/ Ara Balabanian
Name: Ara Balabanian
Title: Vice President

Agreed to and acknowledged By:

DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as Trustee
for HarborView Mortgage Loan Trust 2007-2
under the Pooling and Servicing Agreement

By: /s/ Radha Nilakantan
Name: Radha Nilakantan
Title: Authorized Signer

By: /s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President

WELLS FARGO BANK, N.A., as Master Servicer
and Securities Administrator

By: /s/ Graham M. Oglesby
Name: Graham M. Oglesby
Title: Vice President

EXHIBIT ONE

Modifications to the Servicing Agreement

1.	The definition of “Business Day” in Section 1 is hereby amended in its entirety to read as follows:

Business Day: Any day other than a Saturday or Sunday, or a day on which banks and savings and loan institutions in California, Maryland, Minnesota or New York are authorized or obligated by law or executive order to be closed.

2.	The definition of “Eligible Account” in Section 1 is hereby amended in its entirety to read as follows:

Eligible Account: Any of:

(1)  an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated F-1 by Fitch, P-1 by Moody’s and A-1+ by S&P at the time any amounts are held on deposit therein;

(2) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Securities Administrator and the Trustee and to each Rating Agency, the Trustee on behalf of the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(3) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(4) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from such Rating Agency to the Securities Administrator and the Trustee. Eligible Accounts may bear interest.

3.	The definition of “Mortgage Interest Rate” in Section 1 is hereby amended by adding the phrase “net of any Relief Act Reduction” to the end of such definition.

4.	The definition of “Opinion of Counsel” in Section 1 is hereby amended in its entirety to read as follows:

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller, that is reasonably acceptable to the Trustee and the Master Servicer provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Master Servicer and the Depositor who (i) is in fact independent of the Seller, (ii) does not have any material direct or indirect financial interest in the Seller or in any affiliate of any such entity and (iii) is not connected with the Seller as an officer, employee, director or person performing similar functions.

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5.	A new definition of “Permitted Investments” is hereby added to Section 1 immediately following the definition of “Periodic Rate Cap” to read as follows:

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee or the Master Servicer serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

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6.	A new definition of “Rating Agency” is hereby added to Section 1 immediately following the definition of “Qualified Substitute Mortgage Loan” to read as follows:

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in the applicable Securitization Transaction.

7.	A new definition of “Relief Act Reduction” is hereby added to Section 1 immediately following the definition of “Regulation AB” to read as follows:

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as amended, or any similar state law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

8.	A new definition of “Sarbanes Certifying Party” is added to Section 1 immediately before the definition of “Securities Act” to read as follows:

Sarbanes Certifying Party: A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

9.	Section 5 (Examination of Mortgage Files) is hereby amended by deleting such Section thereof in its entirety and replacing it with the following:

Section 5. Mortgage Files and Servicing Files.

The Servicer hereby agrees that within 5 Business Days after request by the Trustee or the Depositor therefor, it shall provide copies of the Mortgage File and the Servicing File to the Trustee or Depositor, as applicable, or shall permit inspection thereof at the Servicer's offices or such other location as shall otherwise be agreed upon by the Trustee or the Depositor, as applicable. Either the Mortgage File or the Servicing File shall be required to include, without limitation, the related borrower payment history, collection screens and payoff amounts. The party requesting such files or examination shall pay any costs and expenses of the Servicer incurred in connection with the provision or examination of any such Mortgage File and Servicing File requested pursuant to this Section.

10.	Subsection 7.03 (Remedies for Breach of Representations and Warranties) is hereby amended as follows:

(i)	by adding the words “(payable from its own funds and not from the Custodial Account)” to the first sentence of the sixth paragraph after the word “indemnify;”

(ii)
by replacing the words “any subsequent Purchaser and hold them” at the beginning of the second line of the sixth paragraph with “GCFP, the Depositor, the Trustee and the Trust Fund and hold each of them;”

(iii)	by replacing each of the references to “any subsequent Purchaser” in the last sentence of the sixth paragraph with “GCFP, the Depositor, the Trustee and the Trust Fund;” and

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(iv)	by replacing each of the references to “the Purchaser” in the seventh paragraph of with “GCFP, the Depositor or the Trustee.”

11.	A new Subsection 7.05 (Credit Reporting) is added to Section 7 to read as follows:

Subsection 7.05

The Seller will fully furnish in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

12.	Subsection 13.03 (Information to Be Provided by the Seller) is hereby amended as follows:

(i)
by replacing “If so requested by the Purchaser, any Master Servicer or any Depositor for the purpose of satisfying its reporting obligations” of the first sentence of subclause (iv) with “For the purpose of satisfying the reporting obligation”;

(ii)	by adding “, the Master Servicer” after “Purchaser” in the fifth line of clause (v); and

(iii)	by adding “, any Master Servicer” after “Purchaser” in the second line of clause (vi).

13.	Subsection 13.04 (Servicer Compliance Statement) is hereby amended as follows:

(i)	by adding “, the Master Servicer” after each appearance of the word “Purchaser” in the second and third lines of the first paragraph; and

(ii)	by replacing the reference to “2007” with “2008” in the second line of the first paragraph.

14.	Subsection 13.05 (Report on Assessment of Compliance and Attestation) is hereby amended as follows:

(i)	by replacing the reference to “2007” with “2008” in the first sentence of clause (i); and

(ii)	by deleting clause (i)(4) in its entirety and replacing it with new clause (i)(4) to reads as follows:

(i)(4)
deliver, and cause each Subservicer and Subcontractor described in clause (3) above to deliver, to the Purchaser, the Master Servicer, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction, a certification, signed by an appropriate officer of the Company, in the form attached hereto at Exhibit 14.

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15.	Subsection 13.06 is hereby amended by adding the words “and any other certifications” after the word “attestation” in the last sentence of the last paragraph of such section.

16.
Subsection 13.06(i) (Use of Subservicers and Subcontractors) is hereby amended by deleting the reference to “Sections 13.02, 13.03(iii), (v), (vi) and (vii), 13.04, 13.05 and 13.07” and replacing it with “Sections 13.02, 13.03(iii), (v), (vi), (vii), (viii) and (ix), 13.04, 13.05 and 13.07”.

17.	Subsection 13.06(i) is hereby amended by adding the words “, any Master Servicer” after the word “Purchaser” in such subsection.

18.	Subsection 13.06(ii) is hereby amended by adding the words “(and in any event within ten days after any such request)” after the words “promptly upon request” in the second sentence of such paragraph.

19.	Subsection 13.07(b)(ii) (Indemnification; Remedies) is hereby amended by deleting the phrase “which continues unremedied for ten calendar days” from the first sentence.

20.	Subsection 14.01 (Additional Indemnification by the Seller) is hereby amended:

(i)	by replacing each of the references to “any subsequent Purchaser” in the paragraph with “GCFP, the Trust Fund, the Master Servicer, the Trustee and the Depositor;” and

(ii)	by adding the words “each of” before the word “them” in the third line of such subsection.

21.	Subsection 14.04 (Servicer Not to Resign) is hereby amended by replacing any reference to “the Purchaser” with “the Depositor, the Trustee, the Master Servicer and each Rating Agency.”

22.
Subsection 14.05 (No Transfer of Servicing) is hereby amended by replacing the words “prior written approval of the Purchaser, which consent will not be unreasonably withheld” with “prior written consent of the Master Servicer, which consent shall not be unreasonably withheld” in the second sentence of the paragraph.

23.	Subsection 15.01 (Events of Default) is hereby amended as follows:

(i)	by replacing each reference to “the Purchaser” with “the Master Servicer;”

(ii)	by amending subclause (ii) to add the phrase “(other than in Section 13)” after the words “set forth in this Agreement;” and

(iii)
by replacing in clause (x) the words “Sections 11.24, 11.25 or 11.26 of the Servicing Addendum, which failure continues unremedied for a period of three (3) days” with the words “any failure by the Seller to duly perform, within the required time period, its obligations to provide any certifications, assessments, attestations or statements of compliance under Subsections 13.04 and 13.05 hereof.”

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24.	Subsection 15.02 (Waiver of Defaults) is hereby amended by replacing the reference to “Purchaser” with “Master Servicer.”

25.	Section 16 (Termination) is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

Section 16. Termination

The respective obligations and responsibilities of the Servicer shall terminate upon the: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; (ii) in accordance with Section 15.01 or (iii) in accordance with Section 14.05.

26.	Section 17 (Successor to the Servicer) is hereby amended as follows:

(i)	by replacing the words “Prior to” with “Upon” at the beginning of the first sentence of the first paragraph;

(ii)	by replacing the reference to “Section 12, 15 or 16” with “Subsection 15.01” in the second line of the first paragraph;

(iii)	by adding the following new sentence immediately after the first sentence of the first paragraph to read as follows:

Any successor to the Servicer shall be a FHLMC- or FNMA-approved servicer and shall be subject to the approval of each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trustee and the Master Servicer that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

(iv)	by adding the following proviso at the end of the second sentence of the first paragraph immediately before the period to read as follows:

; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

(v)	by replacing the references to “the Purchaser” in the second and eighth lines of the second paragraph with “the Master Servicer and the Trustee;” and

(vi)	by adding the following new paragraph as the fourth paragraph to read as follows:

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Except as otherwise provided in this Section 17, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of the termination or resignation of the Servicer), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.

27.
Section 25 (Successors and Assigns) is hereby amended by replacing the words “the consent of the Purchaser” at the end of the last sentence with “the prior written consent of Greenwich Capital Acceptance, Inc., the Trustee, the Master Servicer and each Rating Agency.”

28.	Section 31 (Intended Third Party Beneficiary) is hereby deleted in its entirety and replaced with the following:

SECTION 31. Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee and the Depositor each receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee and the Depositor as if the Trustee and the Depositor were each a party to this Agreement, and the Trustee and the Depositor each shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. Notwithstanding the foregoing, all rights and obligations of the Trustee and the Depositor hereunder (other than the right to indemnification and the indemnification obligations, as applicable) shall terminate upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement.

29.	A new Section 34 (Amendment) is hereby added to the Servicing Agreement to read as follows:

SECTION 34. Amendment. This Agreement may be amended only by written agreement signed by the Servicer, the Depositor, the Master Servicer and the Trustee. The party requesting such amendment shall, at its own expense, provide the Depositor, the Master Servicer and the Trustee with an Opinion of Counsel that (i) such amendment is permitted under the terms of this Agreement, (ii) such requesting party has complied with all applicable requirements of this Agreement, and (iii) such Amendment will not materially adversely affect the interest of the Certificateholders in the Serviced Loans.

30.	Section 11.01 of the Servicing Addendum (Servicer to Act as Servicer) is hereby amended as follows:

(i)	by adding the following proviso at the end of the first paragraph to read as follows:

provided, however, that the Servicer shall not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the Servicer reimbursable from funds in the Custodial Account) to the effect that the contemplated action will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon any such REMIC created thereunder.

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(ii)	by adding the following additional proviso at the end of the first sentence of the second paragraph to read as follows:

; provided, further, no such modification shall be permitted unless the Servicer shall have provided to the Trustee and the Master Servicer an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause either (i) the loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to the Pooling and Servicing Agreement, or (ii) the imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created under the Pooling and Servicing Agreement to the extent such tax would be payable from assets held as part of the Trust Fund, such event, an “Adverse REMIC Event.” The costs of obtaining such Opinion of Counsel shall be a reimbursable expense to the Seller to be withdrawn from the Custodial Account pursuant to Section 11.05 of this Agreement. Promptly after the execution of any modification of any Mortgage Loan, the Servicer shall deliver to the Trustee the originals of any documents evidencing such modification.

31.	Section 11.03(d) of the Servicing Addendum (Realization Upon Defaulted Mortgage Loans) is hereby deleted in its entirety.

32.	Section 11.04 of the Servicing Addendum (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended as follows:

(i)	by adding the words “, entitled ‘in trust for the Trustee of the HarborView Mortgage Loan Trust 2007-2’” at the end of the first sentence of the first paragraph;

(ii)	by adding a new paragraph at the end of the section to read as follows:

“Funds in the Custodial Account shall, if invested, be invested in Permitted Investments; provided, however, that the Servicer shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Custodial Account. All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Distribution Date (except that if such Permitted Investment is an obligation of the Servicer, then such Permitted Investment shall mature not later than such applicable Distribution Date). Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The risk of loss of moneys required to be remitted to the Master Servicer resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer shall deposit the amount of any such loss in the Custodial Account immediately as realized, but in no event later than the related Remittance Date.”

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(iii) by deleting the final paragraph of Subsection 11.04.

33.	Section 11.05 of the Servicing Addendum (Permitted Withdrawals From the Custodial Account) is hereby amended as follows:

(i)	by deleting the phrase “from that portion of any payment or recovery as to interest on a particular Mortgage Loan” from the end of subclause (iv);

(ii)	by adding a new subclause (ix) to read as follows:

(ix) to reimburse itself for unreimbursed Servicing Advances to the extent that such amounts are nonrecoverable by the Servicer pursuant to subclause (iii) above.

(iii)	by adding the words “and (ix)” after the words “subclauses (ii) - (vii)” in the first sentence of the last paragraph.

34.	Section 11.06 of the Servicing Addendum (Establishment of Escrow Accounts; Deposits in Escrow Accounts) is hereby amended as follows:

(i)	by adding the words “, entitled ‘in trust for the Trustee of the HarborView Mortgage Loan Trust 2007-2’” at the end of the first sentence of the first paragraph;

(ii)	by adding the words “subject to a two (2) Business Day ACH lag,” after “basis,” in the first line of the second paragraph; and

(ii)	by adding the following sentence after the first sentence of the second paragraph as follows:

The Servicer will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 11.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to pursuant to Section 11.08 hereof; provided, however, that Servicing Advances shall not be required to be made by the Servicer if such Servicing Advance would, if made, be, in the Servicer’s reasonable judgment, nonrecoverable.

35.
The sixth, seventh and eighth sentences of the second paragraph of Section 11.13 of the Servicing Addendum (Title, Management and Disposition of REO Property) are hereby deleted in their entirety and replaced by the following:

The Servicer shall use its best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property in any event within three (3) years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, or (b) the Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property and the Seller, at its expense, obtains an extension of time from the Internal Revenue Service to sell the REO Property or provides an opinion of counsel that the REMIC status is not affected if the Servicer has not disposed of the REO Property within such three (3) year period. If a period longer than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property.

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36.	Section 11.14 of the Servicing Addendum (Distributions) is hereby amended as follows:

(i)	by replacing “Monthly Prepayments” with “Monthly Payments” in the first paragraph;

(ii)
by (a) deleting the words “the second Business Day following” in the first sentence of the third paragraph and (b) replacing the words “day following such second Business Day” in the second sentence of the third paragraph with “Business Day on which such remittance was due”; and

(iii)	by deleting the second paragraph of such Section and inserting the following paragraph in its place:

Each remittance pursuant to this Section 11.14 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the Distribution Account which shall have been designated by the Master Servicer.

37.	Section 11.16 of the Servicing Addendum (Statements to the Purchaser) is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

Statements to the Master Servicer. Not later than the tenth (10th) calendar day of each month (or, if such tenth (10th) day is not a Business Day, the following Business Day) the Servicer shall furnish to the Master Servicer in electronic format a statement providing loan level accounting data and defaulted loan data for the period ending on the last Business Day of the preceding month in the format attached as Exhibit 13 or in such other mutually agreed to between the Servicer and the Master Servicer. The information required shall consist of that which is substantially in such form mutually agreed upon by the Servicer and the Master Servicer, taking into consideration the status of the subject loans and the availability of the requested information.

38.	Section 11.24 of the Servicing Addendum (Statement as to Compliance) and Exhibit 12 are hereby deleted in their entirety.

39.	Section 11.25 of the Servicing Addendum (Independent Public Accountants’ Servicing Report) is hereby deleted in its entirety.

40.	Exhibit 14 is hereby amended:

(i)
by deleting the sentence “The Servicing Assessment and the Attestation Report cover all items of the servicing criteria identified on Exhibit 15 to the Agreement as applicable to the Company.” from subclause (v); and

(ii)	by deleting the last sentence of subclause (v) in its entirety.

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41.	Exhibit 15 is hereby deleted in its entirety and replaced with Exhibit Four attached hereto.

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EXHIBIT TWO

List of Mortgage Loans

[To be retained in a separate closing binder entitled “HarborView 2007-2 Mortgage Loan Schedule” at the Washington, D.C. offices of McKee Nelson LLP]

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EXHIBIT THREE

Servicing Agreement

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MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

AMERICAN HOME MORTGAGE CORP.
Seller

AMERICAN HOME MORTGAGE SERVICING, INC.
 Servicer

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
Initial Purchaser

Dated as of May 1, 2006

First and Second Lien, Fixed and Adjustable Rate Mortgage Loans

TABLE OF CONTENTS

Page
SECTION 1.	Definitions	1

SECTION 2.	Agreement to Purchase	14

SECTION 3.	Mortgage Loan Schedules	15

SECTION 4.	Purchase Price	15

SECTION 5.	Examination of Mortgage Files	15

SECTION 6.	Conveyance from Seller to Initial Purchaser.	16
Subsection 6.01.	Conveyance of Mortgage Loans; Possession of Servicing Files.	16
Subsection 6.02.	Books and Records.	16
Subsection 6.03.	Delivery of Mortgage Loan Documents.	17

SECTION 7.	Representations, Warranties and Covenants of the Seller: Remedies for Breach.	18
Subsection 7.01.	Representations and Warranties Respecting the Seller	18
Subsection 7.02.	Representations and Warranties Regarding Individual Mortgage Loans.	22
Subsection 7.03.	Remedies for Breach of Representations and Warranties.	35
Subsection 7.04.	Repurchase of Certain Mortgage Loans; Premium Protection.	38

SECTION 8.	Closing	38

SECTION 9.	Closing Documents.	39

SECTION 10.	Costs	40

SECTION 11.	Seller's Servicing Obligations	40

SECTION 12.	Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates.	41

SECTION 13.	COMPLIANCE WITH REGULATION AB	43
Subsection 13.01.	Intent of the Parties; Reasonableness.	43
Subsection 13.02.	Additional Representations and Warranties of the Seller.	44
Subsection 13.03.	Information to Be Provided by the Seller.	45
Subsection 13.04.	Servicer Compliance Statement.	50
Subsection 13.05.	Report on Assessment of Compliance and Attestation.	51
Subsection 13.06.	Use of Subservicers and Subcontractors.	52

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EXHIBITS

EXHIBIT 1	SELLER’S OFFICER’S CERTIFICATE
EXHIBIT 2	FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT 3	SECURITY RELEASE CERTIFICATION
EXHIBIT 4	ASSIGNMENT AND CONVEYANCE
EXHIBIT 5	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 6	MORTGAGE LOAN DOCUMENTS
EXHIBIT 7	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 8	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 9	SERVICING ADDENDUM
EXHIBIT 10	FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT
EXHIBIT 11	FORM OF INDEMNIFICATION AGREEMENT
EXHIBIT 12	FORM OF BACK-UP CERTIFICATION
EXHIBIT 13	FORM OF REMITTANCE REPORT
EXHIBIT 14	FORM OF ANNUAL CERTIFICATION
EXHIBIT 15	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

SCHEDULE I	MORTGAGE LOAN SCHEDULE

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MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of May 1, 2006, by and among Greenwich Capital Financial Products, Inc., having an office at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Initial Purchaser”, and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the “Purchaser”), American Home Mortgage Corp., having an office at 538 Broadhollow Road, Melville, New York 11747 (the “Seller”) and American Home Mortgage Servicing, Inc. having an office at 4600 Regent Boulevard, Suite 200, Irving, Texas 75063 (the “Servicer”).

WITNESSETH :

WHEREAS, the Seller desires to sell, from time to time, to the Initial Purchaser, and the Initial Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first and second lien mortgage loans, including the right to any Prepayment Charges payable by the related Mortgagors, unless otherwise specified in the related Confirmation, (the “Mortgage Loans”) as described herein on a servicing-retained basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each, a “Closing Date”);

WHEREAS, each Mortgage Loan is currently serviced by the Servicer for the benefit of the Seller and, in consideration of the Servicer’s continued servicing of the Mortgage Loans, the Servicer shall make certain loan level representations under this Agreement and assume the other responsibilities and obligations of the Servicer hereunder;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

WHEREAS, the Initial Purchaser, the Seller and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Servicer agree as follows:

SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, which are in accordance with Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates, the terms of the Mortgage Loan Documents and all applicable federal, state and local legal and regulatory requirements.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

Agreement: This Master Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

Assignment and Conveyance: An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 4.

Assignment of Mortgage: With respect to each Mortgage Loan which is not a MERS Loan, an individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Balloon Mortgage Loan: A Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its maturity date.

Balloon Payment: With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the maturity of such Mortgage Loan.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of Connecticut or the State of New York are authorized or obligated by law or executive order to be closed.

Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

Closing Date: The date or dates on which the Initial Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Initial Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.

Code: The Internal Revenue Code of 1986, or any successor statute thereto.

Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property to the Appraised Value of the Mortgaged Property.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Confirmation: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Initial Purchaser and the Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Initial Purchaser on such Closing Date. A Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Credit Score: With respect to any Mortgage Loan, the credit score of the related Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization acceptable to the Initial Purchaser providing credit scores at the time of the origination of such Mortgage Loan. If two credit scores are obtained, the Credit Score shall be the lower of the two credit scores. If three credit scores are obtained, the Credit Score shall be the middle of the three credit scores.

Custodial Account: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled “American Home Mortgage Servicing, Inc., as servicer, in trust for the Purchaser, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser. Each Custodial Account shall be an Eligible Account.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-off Date: The first day of the month in which the related Closing Date occurs.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.

Distribution Date: The eighteenth (18th) day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.

Due Date: With respect to each Mortgage Loan, the day of the calendar month on which each Monthly Payment is due on such Mortgage Loan (including the Balloon Payment with respect to a Balloon Mortgage Loan), exclusive of any days of grace.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's (or a comparable rating if another rating agency is specified by the Initial Purchaser by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “American Home Mortgage Servicing, Inc., as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser. Each Escrow Account shall be an Eligible Account.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Event of Default: Any one of the events enumerated in Subsection 15.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: Fannie Mae or any successor thereto.

Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to this Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

Freddie Mac: Freddie Mac or any successor thereto.

Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Closing Date: The Closing Date on which the Initial Purchaser purchases and the Seller sells the first Mortgage Loan Package hereunder.

Initial Purchaser: Greenwich Capital Financial Products, Inc., or any successor.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property.

Master Servicer: With respect to any Securitization Transaction, the “master servicer”, if any, specified by the Purchaser and identified in the related transaction documents.

Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: The aggregate of the advances made by the Servicer on any Distribution Date pursuant to Subsection 11.21.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest (including any Balloon Payment) payable by a Mortgagor under the related Mortgage Note on each Due Date.

Moody's: Moody's Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on Mortgaged Property securing the Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Confirmation.

Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Each first or second lien, residential mortgage loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Confirmation and identified on the Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments (including any Prepayment Charges, unless otherwise specified in the related Confirmation), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents listed on Exhibit 6 to this Agreement pertaining to any Mortgage Loan.

Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Custodian and the Initial Purchaser at least five (5) Business Days prior to the related Closing Date and attached to this Agreement as Schedule I on the related Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and in electronic format acceptable to the Seller and Purchaser, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) the original months to maturity; (5) the stated maturity date; (6) the original principal amount of the Mortgage Loan and with respect to second liens the related first lien on the Mortgaged Property; (7) the Stated Principal Balance of the Mortgage Loan and with respect to second liens the principal balance of the related first lien on the Mortgaged Property as of the close of business on the Cut-off Date; (8) the original date of the Mortgage Note and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule; (9) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the Mortgage Interest Rate at origination; (11) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (12) the Servicing Fee Rate; (13) the Net Mortgage Rate as of the Cut-off Date; (14) the amount of the Monthly Payment at origination and as of the Cut-off Date; (15) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (16) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (17) with respect to each Adjustable Rate Mortgage Loan, the initial Adjustment Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (19) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (20) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (22) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date; (23) with respect to each Adjustable Rate Mortgage Loan, the Index; (24) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (25) a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2’s and current paystub or 2 years 1040’s for self employed borrowers), alternative or reduced); (26) a code indicating the occupancy status of the Mortgaged Property (i.e., owner-occupied, second home or investor property); (27) the type of Residential Dwelling constituting the Mortgaged Property (including the number of units if the Residential Dwelling is a two- to four-family property); (28) product type (i.e. fixed, adjustable, 3/1, 5/1, etc.); (29) the debt-to-income ratio of the related Mortgagor at the time of origination of the Mortgage Loan; (30) a code indicating the Credit Score of the Mortgagor at the time of origination of the Mortgage Loan; (31) the Appraised Value of the Mortgaged Property; (32) the sale price of the Mortgaged Property, if applicable; (33) the Loan-to-Value Ratio and Combined Loan-to-Value Ratio, if applicable, at origination; (34) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge; (35) the amount and the original term of any Prepayment Charge; (36) a code indicating whether any Prepayment Charge is required to be paid only upon the refinancing of the related Mortgage Loan (i.e., a “soft prepayment charge”) or upon the sale of the related Mortgaged Property or any other prepayment in full of the related Mortgage Loan (i.e., a “hard prepayment charge”); (37) with respect to each MERS Mortgage Loan, the related MIN; (38) a code indicating if the Mortgage Loan is a Negative Amortization Mortgage Loan and if so, the Negative Amortization Cap and the Payment Adjustment Date; (39) a code indicating if the Mortgage Loan is an interest-only Mortgage Loan and, if so, the term of the interest-only period of such Mortgage Loan; (40) a code indicating whether the Mortgage Loan is a first or second lien; (41) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan and, if so, the term of the Balloon Mortgage Loan and the amount of the Balloon Payment scheduled to be due at maturity assuming no Principal Prepayments; and (42) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy, and if so, the insurer. With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor's in title to the Mortgaged Property.

Negative Amortization: With respect to each Negative Amortization Mortgage Loan, that portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

Negative Amortization Cap: With respect to each Negative Amortization Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum percentage of the original principal amount of such Mortgage Loan that the outstanding principal amount of the Mortgage Loan may reach as a result of Negative Amortization as specified on the Mortgage Loan Schedule.

Negative Amortization Mortgage Loan: Each Mortgage Loan that is identified on the Mortgage Loan Schedule as a Mortgage Loan that may be subject to Negative Amortization.

Net Mortgage Rate: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate and pool insurance (if applicable).

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

Payment Adjustment Date: With respect to each Negative Amortization Mortgage Loan, the date on which Monthly Payments shall be adjusted. A Payment Adjustment Date with respect to a Negative Amortization Mortgage Loan shall occur on the dates specified on the Mortgage Loan Schedule.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Preliminary Servicing Period: With respect to any Mortgage Loans, the period commencing on the related Closing Date and ending on the date the Servicer enters into Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.

Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a Principal Prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Initial Purchaser to the Seller pursuant to the related Confirmation in exchange for the Mortgage Loans purchased on such Closing Date as calculated as provided in Section 4.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the two highest rating categories by the nationally recognized rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.

Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio, and in the case of a second lien Mortgage Loan, a Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio and Combined Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) have a Credit Score for the related Mortgagor not lower than that of the Mortgagor under the Deleted Mortgage Loan; (viii) conform to each representation and warranty set forth in Subsection 7.02 of this Agreement; (ix) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80%; and (x) be the same type of mortgage loan (i.e., lien status, fixed or adjustable rate with the same Gross Margin, Periodic Rate Cap and Index as the Deleted Mortgage Loan, and if an Adjustable Rate Mortgage Loan, the same type (e.g., 3/1, 5/1).

Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: The agreement or agreements entered into by the Servicer and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction as provided in Section 12.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 12 hereof.

Record Date: With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMIC’s, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “American Home Mortgage Servicing, Inc. in trust for the Purchaser, as of [date of acquisition of title], Fixed and Adjustable Rate Mortgage Loans”.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of such Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the first day of the month following the date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan, plus (iii) any unreimbursed servicing advances and monthly advances (including nonrecoverable monthly advances) and any unpaid servicing fees allocable to such Mortgage Loan paid by any party other than the Servicer, plus (iv) any costs and expenses incurred by the Purchaser, the servicer, master servicer or any trustee in respect of the breach or defect giving rise to the repurchase obligation including without limitation any costs and damages incurred by any such party in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller Information: As defined in Section 13.07(i).

Servicer: As defined in Section 13.03(iii).

Servicing Addendum: The terms and conditions attached hereto as Exhibit 9 which will govern the servicing of the Mortgage Loans by Servicer during the Preliminary Servicing Period.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 11.05) of related Monthly Payment collected by the Servicer, or as otherwise provided under Subsection 11.05.

Servicing Fee Rate: The per annum rate at which the Servicing Fee accrues, which rate shall be specified on the Mortgage Loan Schedule.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents.

S&P: Standard & Poor's Ratings Group or its successor in interest.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal, plus (iii) the cumulative amount of any Negative Amortization.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller, the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Seller, the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Sub-Servicing Agreement: The written contract between the Seller and a Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Subsection 11.26 of this Agreement.

Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Underwriting Guidelines: The Seller’s written underwriting guidelines in the form delivered to the Purchaser, in effect with respect to the Mortgage Loans purchased by the Initial Purchaser on the Initial Closing Date, as amended, supplemented or modified from time to time thereafter with prior written notice to the Initial Purchaser.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction

SECTION 2. Agreement to Purchase. The Seller agrees to sell, and the Initial Purchaser agrees to purchase, from time-to-time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Confirmation, or in such other amount as agreed by the Initial Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Initial Purchaser on the related Closing Date.

SECTION 3. Mortgage Loan Schedules. The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Initial Purchaser at least five (5) Business Days prior to the related Closing Date.

SECTION 4. Purchase Price. The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Confirmation, certain of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at its Net Mortgage Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive.

The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal and any Prepayment Charges, unless otherwise specified in the related Confirmation, collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the Net Mortgage Rate (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Servicer to the Purchaser on the first related Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

SECTION 5. Examination of Mortgage Files. In addition to the rights granted to the Initial Purchaser under the related Confirmation to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the related Closing Date, the Seller shall, at the Initial Purchaser’s option (a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Initial Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Initial Purchaser and the Seller. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Initial Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Confirmation, the terms of this Agreement or the Initial Purchaser’s underwriting standards, such Mortgage Loans may, at the Initial Purchaser's option, be rejected for purchase by the Initial Purchaser. If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The Initial Purchaser may, at its option and without notice to the Seller, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement.

SECTION 6. Conveyance from Seller to Initial Purchaser.

Subsection 6.01.	Conveyance of Mortgage Loans; Possession of Servicing Files.

The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 4. The Servicing File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. Unless otherwise specified in the related Confirmation, the Purchaser shall be entitled to receive all Prepayment Charges required to be paid by a Mortgagor under the terms of any Mortgage Loan that are collected after the related Cut-off Date. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Subsection 6.02. Books and Records.

Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Servicer, the Initial Purchaser, the Custodian or one or more designees of the Initial Purchaser, as the Initial Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller or the Servicer after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller or the Servicer, as the case may be, in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller's business records, tax returns and financial statements.

Subsection 6.03. Delivery of Mortgage Loan Documents.

Pursuant to the Custodial Agreement to be executed among and delivered by the Initial Purchaser, the Custodian and the Seller prior to the Initial Closing Date, the Seller shall from time to time in connection with each Closing Date, at least five (5) Business Days prior to such Closing Date, deliver and release to the Custodian the Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule delivered with such Mortgage Loan Documents.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Trust Receipt and Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Servicer shall be responsible for maintaining the Custodial Agreement during the Preliminary Servicing Period. The fees and expenses of the Custodian during such period shall be paid by the Seller.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within one hundred and eighty (180) days of its submission for recordation.

With respect to any original document not provided to the Custodian within one hundred and eighty (180) days of its submission for recordation as a result of a delay caused by the public recording office, the Seller shall have an additional one-hundred and eighty (180) days upon a submission of an Officer's Certificate of the Seller, stating that such original document has been delivered to the appropriate public recording office for recordation and that such original document or a copy thereof certified by the appropriate public recording office to be a true and complete copy of the original document will be promptly delivered to the Custodian upon receipt thereof by the Seller.

Subsection 6.04 Quality Control Procedures.

The Servicer shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Servicer. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.	Representations, Warranties and Covenants of the Seller and the Servicer: Remedies for Breach.

Subsection 7.01.	Representations and Warranties Respecting the Seller and Servicer

(a) The Seller represents, warrants and covenants to the Initial Purchaser and to any subsequent Purchaser as of the Initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

(i) The Seller is a New York corporation duly organized, validly existing and in good standing under the laws of New York. The Seller has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located, except where the failure to be so licensed would not have a material adverse effect on the Seller’s business or operations or the enforceability of any Mortgage Loan or the transactions contemplated by this Agreement, or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Seller by any such state, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement. No licenses or approvals obtained by the Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(ii) The Seller has the full corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

(iii) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) The Seller is an approved seller for Fannie Mae and Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

(vi) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii) Except for such documents as have been delivered for recording, the Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 5, except for such documents as have been delivered to the Custodian or delivered for recording in accordance with the terms of this Agreement;

(viii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(ix) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(x) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(xi) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

(xii) The transfer of the Mortgage Loans shall be treated as a sale on the books and records of the Seller, and the Seller has determined that, and will treat, the disposition of the Mortgage Loans pursuant to this Agreement for tax and accounting purposes as a sale. The Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Purchaser;

(xiii) The consideration received by the Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

(xiv) The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors;

(xv) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(xvi) The Seller is a member of MERS in good standing, will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS and is current in payment of all fees and assessments imposed by MERS.

(xvii) The information delivered by the Seller to the Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Initial Closing Date on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects;

(xviii) Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

(b) The Servicer represents, warrants and covenants to the Initial Purchaser and to any subsequent Purchaser as of the initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

(i) The Servicer is duly organized, validly existing and in good standing under the laws of the state of Maryland and has all licenses necessary to carry on its business as now being conducted. It is licensed in, qualified to transact business in and is in good standing under the laws of the state in which any Mortgaged Property is located, except where the failure to be so licensed would not have a material adverse effect on the Servicer’s business or operations or the enforceability of any Mortgage Loan or transactions contemplated by this Agreement, and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. No licenses or approvals obtained by Servicer have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(ii) The Servicer has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

(iii) The execution and delivery of this Agreement by the Servicer and the performance of and compliance with the terms of this Agreement will not violate the Servicer's article’s of incorporation or bylaws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or its assets;

(iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Servicer or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Servicer or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) The Servicer is an approved servicer for Fannie Mae. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae eligibility requirements or which would require notification to Fannie Mae;

(vi) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii) Except for such documents as have been delivered for recording, the Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Servicer is in possession of a complete Mortgage File in compliance with Exhibit 5, except for such documents as have been delivered to the Custodian, or delivered for recording in accordance with the terms of this Agreement;

(viii) In the event that the Servicer retains record title, the Servicer shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(ix) There are no actions or proceedings against, or investigations of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement;

(x) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

(xi) Servicer shall maintain complete records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by Purchaser;

Subsection 7.02.	Representations and Warranties Regarding Individual Mortgage Loans.

The Seller and the Servicer, as applicable, hereby represents and warrants to the Initial Purchaser and to any subsequent Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(i) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(ii) The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct; provided, however, that in the event of any conflict between the terms of any Confirmation and this Agreement, the terms of this Agreement shall control;

(iii) All payments required to be made up to the close of business on the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; neither the Seller nor the Servicer has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; no Mortgage Loan is thirty (30) or more days delinquent as of the Closing Date and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(iv) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(v) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(vii) All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, fair lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans and applicable to any prepayment penalty associated with the Mortgage Loans at origination have been complied with in all material respects;

(ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x) The Mortgage (including any Negative Amortization which may arise thereunder) is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a second lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) with respect to each Mortgage Loan which is indicated by the Seller to be a second lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest (in each case, as indicated on the Mortgage Loan Schedule) on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

(xiii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xiv) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xv) All parties which have had any legal, beneficial or equitable interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xvi) The Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b), and with respect to any second lien Mortgage Loan (c), above) the Seller, its successors and assigns as to the first or second priority lien (as indicated on the Mortgage Loan Schedule) of the Mortgage in the original principal amount of the Mortgage Loan (including, if the Mortgage Loan provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment and Negative Amortization provisions of the Mortgage Note. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xvii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event of acceleration. With respect to each second lien Mortgage Loan (i) the first lien mortgage loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage, (v) the related first lien does not provide for or permit negative amortization under such first lien Mortgage Loan, and (vi) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(xviii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xix) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property unless otherwise disclosed and are affirmatively insured by the title insurance policy referred to in subsection (xvi) above;

(xx) The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxi) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan which is not a Negative Amortization Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate. With respect to each Negative Amortization Mortgage Loan, the related Mortgage Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided, that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Mortgage Loan has been outstanding for a multiple of five (5) years and in any such year the Monthly Payment shall be adjusted to fully amortize the Mortgage Loan over the remaining term. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan at the Due Date of such monthly payment. The Index for each Adjustable Rate Mortgage Loan is as set forth on the Mortgage Loan Schedule. No Mortgage Loan is a Convertible Mortgage Loan. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years;

(xxii) The origination, servicing and collection practices used with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note and Accepted Servicing Practices. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Servicer for any work on a Mortgaged Property which has not been completed;

(xxiii) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(xxiv) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified either the Seller or the Servicer and neither the Seller or the Servicer has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(xxv) The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated which underwriting standards satisfy the standards of Fannie Mae and Freddie Mac; and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac;

(xxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(xxvii) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac, was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxviii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxix) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Servicer, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxx) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxxi) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxii) Neither the Seller nor the Servicer has knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(xxxiii) No Mortgage Loan had an LTV or a CLTV at origination in excess of 100%. Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. No Mortgage Loan is subject to a lender paid primary mortgage insurance policy;

(xxxiv) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxxv) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxvi) The Assignment of Mortgage is in recordable form, except for the name of the assignee which is blank, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxvii) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second (as indicated on the Mortgage Loan Schedule) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

(xxxviii) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

(xxxix) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

(xl) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xli) To the best of the Seller’s and the Servicer’s knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller or the Servicer nor, to the Seller’s or the Servicer’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xlii) The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee;

(xliii) Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(xliv) No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an “annual percentage rate” or “total points and fees” (as each such term is defined under HOEPA) payable by the Mortgagor that equal or exceed the applicable thresholds defined under HOEPA (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(xlv) No predatory, abusive, or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no apparent benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Guides;

(xlvi) The debt-to-income ratio of the related Mortgagor was not greater than 60% at the origination of the related Mortgage Loan;

(xlvii) No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xlviii) The Mortgage Loans were not selected from the outstanding one- to four-family mortgage loans in the Seller’s portfolio as to which the representations and warranties set forth in this Agreement could be made at the related Closing Date in a manner so as to affect adversely the interests of the Purchaser;

(xlix) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(l) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(li) The information set forth in the Mortgage Loan Schedule as to Prepayment Charges is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable in accordance with its terms upon the Mortgagor’s full and voluntary principal payment under applicable law;

(lii) The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(liii) No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

(liv) [Reserved];

(lv) Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the Mortgagor (e.g. a rate or fee reduction) in exchange for accepting such Prepayment Charge; (b) the Mortgage Loan’s originator had a written policy of offering the Mortgagor, or requiring third-party brokers to offer the Mortgagor, the option of obtaining a Mortgage Loan that did not require payment of such a Prepayment Charge; (c) the Prepayment Charge was adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) the duration of the Prepayment Charge shall not exceed three (3) years from the date of the Mortgage Note; and (e) such Prepayment Charge shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent Mortgage or due to the Mortgagor’s default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such Prepayment Charge;

(lvi) Each of the Seller and the Servicer has complied with all applicable anti-money laundering laws and regulations, including without limitation the Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller and the Servicer have each established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the Mortgaged Property, and maintains, and will maintain, sufficient information to identify and verify the identification of the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national or blocked person” for purposes of the OFAC Regulations;

(lvii) The Mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. With respect to any Mortgage Loan, the Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan’s originator, based on a comprehensive assessment of risk factors, including the Mortgagor’s credit history;

(lviii) The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan;

(lix) With respect to each Mortgage Loan, the Servicer has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan, the Servicer will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

(lx) All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal laws and regulations. No related Borrower was charged “points and fees” (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such loan, whichever is greater, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides. For purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and other charges that the lender imposed as a condition of making the loan, whether they are paid to the lender or a third party, and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount. All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations;

(lxi) The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller or the Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxii) With respect to any Mortgage Loan which is secured by manufactured housing, if such Mortgage Loans are permitted hereunder, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services and such manufactured housing will be the principal residence of the Mortgagor upon the origination of the Mortgage Loan. With respect to any second lien Mortgage Loan, such lien is on a one- to four-family residence that is (or will be) the principal residence of the Mortgagor upon the origination of the second lien Mortgage Loan;

(lxiii) Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(lxiv) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(lxv) No Mortgage Loan is a “High-Cost” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

(lxvi) No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;

(lxvii) No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(lxviii) No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(lxix) No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(lxx) No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(lxxi) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(lxxii) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(lxxiii) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(lxxiv) No Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(lxxv) With respect to any Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Loan secured by Mortgaged Property in the State of Illinois which has a Loan Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Loan;

(lxxvi) No Mortgage Loan is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C). No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lxxvii) No Loan is a “High Cost Home Loan” as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. §§ 24-9-1 et seq.);

(lxxviii) The Mortgagee has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(lxxix) The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;

(lxxx) With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(lxxxi) With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(lxxxii) With respect to each second lien Mortgage Loan, either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File; and

(lxxxiii) No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. No Mortgage Loan is subject to any mandatory arbitration.

Subsection 7.03.	Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Servicer of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), or in the event that any Mortgagor fails to make the first payment due to the Purchaser following the Closing Date, the Seller or the Servicer as the case may be shall give prompt written notice to the Purchaser.

Within 60 days of the earlier of either discovery by the Seller or the Servicer, or notice to the Seller or the Servicer, of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the Purchaser’s interest in a Mortgage Loan or the Mortgage Loans, the Seller or the Servicer, as applicable, shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, (i) repurchase such Mortgage Loan at the Repurchase Price, or (ii) substitute a Mortgage Loan acceptable to the Purchaser in its sole discretion in accordance with this subsection 7.03. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans materially and adversely affected by such breach shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. The Seller shall, at the request of the Purchaser and assuming that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date. Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of the representations and warranties made in Subsections 7.02(viii), (xliv), (xlvii), (lv), (lvii), (lviii), (lix), (lx), (lxii), (lxiii), (lxiv) or (lxxxiii) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser therein.

At the time of repurchase of any deficient Mortgage Loan, the Purchaser, the Servicer and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, the Servicer shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by the Custodial Agreement, with the Mortgage Note endorsed as required therein. The Servicer shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Servicer in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of the amount of such shortfall multiplied by the greater of 100% or the Purchase Price percentage specified in the related Confirmation shall be distributed by the Servicer in the month of substitution pursuant to the Servicing Addendum. Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to such amount.

In addition to such cure, repurchase and substitution obligation, the Seller shall indemnify the Initial Purchaser and any subsequent Purchaser and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this Section 7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Initial Purchaser and any subsequent Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Initial Purchaser and any subsequent Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Seller or the Servicer relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller or the Servicer to the Purchaser and (ii) demand upon the Seller or the Servicer by the Purchaser for compliance with the relevant provisions of this Agreement.

In addition to the foregoing, in the event that a breach of any representation of the Seller materially and adversely affects the interests of the Purchaser in any Prepayment Charge or the collectability of such Prepayment Charge, the Seller shall pay the amount of the scheduled Prepayment Charge to the Purchaser upon the payoff of any related Mortgage Loan.

Subsection 7.04.	Repurchase of Certain Mortgage Loans; Premium Protection.

(a) In the event that (i) the first Due Date for a Mortgage Loan is prior to the Cut-off Date and the initial Monthly Payment is not made by the related Mortgagor within thirty (30) days of such Due Date or (ii) the first, second or third Monthly Payment on any Mortgage Loan due following the Cut-off Date is not made by the related Mortgagor within thirty (30) days of the related Due Date, then, in each such case, the Seller shall (a) repurchase the affected Mortgage Loans at the Repurchase Price, which shall be paid as provided for in Subsection 7.03 or (b) substitute a Mortgage Loan acceptable to the Purchaser in its sole discretion in accordance with Subsection 7.03 hereof. The Servicer shall notify the Purchaser of any such default under this Subsection 7.04(a) within thirty (30) days of any such Mortgage Loan becoming thirty (30) days delinquent.

(b) In the event that any Mortgage Loan prepays-in-full within ninety (90) days following the related Closing Date, Seller shall remit to the Initial Purchaser an amount equal to the product of (i) the excess of (A) the percentage of par as stated in the related Confirmation as the purchase price percentage (subject to adjustment as provided therein) over (B) 100%, times (ii) the outstanding principal balance of such Mortgage Loan as of the Cut-off Date. Such obligation to the Initial Purchaser shall survive any sale or assignment of the Mortgage Loans by the Initial Purchaser to any third party and shall be independently enforceable by the Initial Purchaser.

(c) In the event that any Mortgage Loan is repurchased pursuant to Section 7.03 or 7.04(a), in addition to its obligations under Section 7.03 and 7.04(a), Seller shall remit to the Initial Purchaser an amount equal to the product of (i) the excess of (A) the percentage of par as stated in the related Confirmation as the purchase price percentage (subject to adjustment as provided therein) over (B) 100%, times (ii) the outstanding principal balance of such Mortgage Loan as of the date of repurchase. Such obligation to the Initial Purchaser shall survive any sale or assignment of the Mortgage Loans by the Initial Purchaser to any third party and shall be independently enforceable solely by the Initial Purchaser.

SECTION 8. Closing. The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Initial Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(a)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)
the Initial Purchaser shall have received, or the Initial Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Initial Purchaser, duly executed by all signatories other than the Initial Purchaser as required pursuant to the terms hereof;

(c)	the Seller and the Servicer shall have delivered and released to the Custodian the Mortgage Loan Documents; and

(d)	all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Initial Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 9. Closing Documents.

(a)	On or before the Initial Closing Date, the Seller and the Servicer (if applicable) shall submit to the Initial Purchaser fully executed originals of the following documents:

1.	this Agreement, in four counterparts;

2.	the Custodial Agreement, in six counterparts;

3.	a Custodial Account Letter Agreement in the form attached as Exhibit 7 hereto;

4.	as Escrow Account Letter Agreement in the form attached as Exhibit 8 hereto;

5.	an Officer's Certificate, with respect to the Seller and the Servicer, in the form of Exhibit 1 hereto, including all attachments thereto;

6.	an Opinion of Counsel to the Seller and the Servicer, in the form of Exhibit 2 hereto;

7.	the Seller's Underwriting Guidelines.

(b)	The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

1.	the related Confirmation;

2.	the related Mortgage Loan Schedule, one copy to be attached hereto and one copy to be attached to the Custodian's counterpart of the Custodial Agreement, as the Mortgage Loan Schedule thereto;

3.	a Custodian's Trust Receipt and Initial Certification, as required under the Custodial Agreement, in a form acceptable to the Initial Purchaser;

4.	if requested by the Initial Purchaser, an Officer's Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

5.	if requested by the Initial Purchaser, an Opinion of Counsel to the Seller and the Servicer, in the form of Exhibit 2 hereto;

6.
a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

7.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

8.	an Assignment and Conveyance in the form of Exhibit 4 hereto; and

9.	in the event that the Seller’s Underwriting Guidelines have been modified following delivery to the Initial Purchaser, an updated copy of such Underwriting Guidelines.

SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, the cost of any recording service for recording such Assignments of Mortgage, fees for transferring ownership of any MERS Loans on the MERS System, the fees of the Custodian and the Seller's attorney's fees, shall be paid by the Seller.

SECTION 11. Servicer’s Servicing Obligations. The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans during the Preliminary Servicing Period, directly or through one or more Subservicers, in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 9, which Servicing Addendum is incorporated herein by reference.

SECTION 12.	Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates.

The Seller, the Servicer and the Purchaser agree that with respect to some or all of the Mortgage Loans, the Purchaser may effect one or more, but in any case no more than four, either:

(1)	Whole Loan Transfers; and/or

(2)	Securitization Transactions.

With respect to each Whole Loan Transfer or Securitization Transaction, as the case may be, entered into by the Purchaser, the Seller or the Servicer, as applicable, agree:

(1)
to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

(2)
to negotiate and execute all Reconstitution Agreements, which may include, without limitation, an Assignment and Recognition Agreement in substantially the form attached hereto as Exhibit 10 and an Indemnification Agreement in substantially the form attached hereto as Exhibit 11, provided that each of the Servicer and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such other documents not specifically referenced or provided for herein;

(3)
with respect to any Whole Loan Transfer or Securitization Transaction, or any transfer of servicing with respect to any Mortgage Loans, the Seller or the Servicer, as applicable, shall make the representations and warranties regarding the Seller or the Servicer, as applicable, and the Mortgage Loans set forth herein and such additional representations and warranties as are necessary to effect such Whole Loan Transfer, Securitization Transaction or servicing transfer, as of the date of the Whole Loan Transfer, Securitization Transaction or servicing transfer, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer, Securitization Transaction or servicing transfer and any events or circumstances existing subsequent to the related Closing Date(s);

(4)
to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller’s underwriting standards, the Servicer, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested by the Purchaser including, without limitation, information on the Mortgage Loans and the Seller’s underwriting standards, and to deliver to the Purchaser any similar non public, unaudited financial information, in which case the Purchaser shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which the Servicer or the Seller, as applicable, is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions or any alleged misstatements or omissions contained in such information;

(5)
to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller or the Servicer, as applicable, pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

(6)
to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers or Securitization Transactions, as the case may be, such in-house Opinions of Counsel for a Securitization Transaction to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Securitization Transaction, as the case may be, shall be the responsibility of the Purchaser;

(7)
to negotiate and execute one or more subservicing agreements between the Servicer and any master servicer designated by the Purchaser in its sole discretion after consultation with the Servicer and/or one or more custodial and servicing agreements among the Purchaser, the Servicer and a third party custodian/trustee designated by the Purchaser in its sole discretion after consultation with the Servicer, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization;

(8)
in connection with any securitization of any Mortgage Loans, to negotiate and execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Purchaser’s direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Purchaser and one or more nationally recognized rating agencies for “AAA” rated mortgage pass-through transactions which are “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed. At the option of the Purchaser, the facilities of the Depository Trust Company (“DTC”) may be used in connection with any class of security issued pursuant to any pooling agreement, subject only to the consent of the DTC. In addition, at the sole option of the Purchaser, any REMIC residual class issued pursuant to any pooling agreement may be transferred to the Servicer. If the Purchaser deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, the Servicer agrees to negotiate and execute one or more subservicing agreements between itself (as servicer) and a master servicer designated by the Purchaser at its sole discretion, and/or one or more servicing agreements among the Servicer (as servicer), the Purchaser and a trustee designated by the Purchaser at its sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph; and

(9)	to transfer the servicing rights to the Purchaser or its designee as described in Section 16 upon the direction of the Purchaser.

SECTION 13. COMPLIANCE WITH REGULATION AB

Subsection 13.01.	Intent of the Parties; Reasonableness.

The Purchaser, the Seller and the Servicer acknowledge and agree that the purpose of Section 13 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, each of the Seller and the Servicer acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Each of the Seller and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller and the Servicer shall cooperate fully with the Purchaser and the Master Servicer to deliver to the Purchaser and the Master Servicer (including any of their assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the Purchaser, the Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, the Servicer, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller and the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 13.02. Additional Representations and Warranties of the Seller.

(i) Each of the Seller and the Servicer hereby represents, as to itself, respectively, to the Purchaser, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 13.03 that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date: (i) the Seller or the Servicer, as the case may be, is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(ii) If so requested by the Purchaser, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 13.03, the Seller and the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 13.03. Information to Be Provided by the Seller and the Servicer.

In connection with any Securitization Transaction the Seller and the Servicer, as the case may be, shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller or the Servicer, as the case may be, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this Section.

(i) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(a) the originator’s form of organization;

(b) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(c) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, the Servicer, each Third-Party Originator and each Subservicer; and

(d) a description of any affiliation or relationship between the Seller, the Servicer, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller or the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	the depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

(ii) If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii) If so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Reg AB Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(a) the Reg AB Servicer’s form of organization;

(b) a description of how long the Reg AB Servicer has been servicing residential mortgage loans; a general discussion of the Reg AB Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Reg AB Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Reg AB Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Reg AB Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

1. whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Reg AB Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

2. the extent of outsourcing the Reg AB Servicer utilizes;

3. whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Reg AB Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

4. whether the Reg AB Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

5. such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(c) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Reg AB Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(d) information regarding the Reg AB Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Reg AB Servicer could have a material adverse effect on the performance by the Reg AB Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(e) information regarding advances made by the Reg AB Servicer on the Mortgage Loans and the Reg AB Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Reg AB Servicer to the effect that the Reg AB Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(f) a description of the Reg AB Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(g) a description of the Reg AB Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(h) information as to how the Reg AB Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(i) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Reg AB Servicer; and

(j) a description of any affiliation or relationship between the Reg AB Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Reg AB Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	the depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

(iv) If so requested by the Purchaser, any Master Servicer or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller and the Servicer shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Seller, the Servicer, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, the Servicer, any Subservicer or any Third-Party Originator and any of the parties specified in clause (d) of paragraph (i) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Seller or the Servicer, and (E) the Seller’s or the Servicer’s entry into an agreement with a Subservicer or Subcontractor to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(v) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Seller and the Servicer shall provide such additional information as such party may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to the Seller, the Servicer or any Subservicer or the Seller’s, the Servicer’s or such Subservicer’s performance hereunder and such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request.

(vii) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent such Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii)  information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(viii) In the event requested and to the extent necessary for compliance with Item 1111(c) of Regulation AB (based on interpretive guidance provided by the Commission or its staff or consensus among participants in the asset-backed securities markets), historical delinquency information with respect to the Mortgage Loans since origination of the Mortgage Loans.

Subsection 13.04.	Servicer Compliance Statement.

On or before March 10th of each calendar year (with a five (5) day grace period and no later than March 15th), commencing in 2007, the Servicer shall deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Subsection 13.05.	Report on Assessment of Compliance and Attestation.

(i) On or before March 10th of each calendar year (with a five (5) day grace period and no later than March 15th), commencing in 2007, the Servicer shall:

(1) deliver to the Purchaser, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 15 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(2) deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(3) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 13.06(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and

(4) if requested by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 14.

The Servicer acknowledges that the parties identified in clause (i)(4) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (i)(4) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Section 13.05(i)(1) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 15 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 13.05(i)(3) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 13.06.

Subsection 13.06.	Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (i) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (ii) of this Section.

(i) It shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(iii), (v), (vi) and (vii), 13.04, 13.05 and 13.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 13.03(iv) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 13.05 as and when required to be delivered.

(ii) It shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 13.05 and 13.07 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.05, in each case as and when required to be delivered.

Subsection 13.07.	Indemnification; Remedies.

(a) The Seller or the Servicer, as applicable, shall indemnify the Purchaser, each affiliate of the Purchaser, any Master Servicer and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided in written or electronic form under this Section 13 by or on behalf of the Seller or the Servicer, or provided under this Section 13 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii) any material breach by the Seller or the Servicer of its obligations under this Section 13 or any failure in any material respect by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 13, including any failure by the Seller or the Servicer to identify pursuant to Section 13.06(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii) any material breach by the Seller or the Servicer of a representation or warranty set forth in Section 13.02(i) or in a writing furnished pursuant to Section 13.02(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Section 13.02(ii) to the extent made as of a date subsequent to such closing date; or

(iv) the gross negligence, bad faith or willful misconduct of the Seller in connection with its performance under this Section 13.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller or the Servicer, as the case may be, shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)(i) Any failure in any material respect by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 13, or any breach by the Seller or the Servicer of a representation or warranty set forth in Section 13.02(i) or in a writing furnished pursuant to Section 13.02(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Section 13.02(ii) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, Master Servicer or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii) Any failure in any material respect by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 13.04 or 13.05, including (except as provided below) any failure by the Servicer to identify pursuant to Section 13.06(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph (b)(ii) if a failure of the Seller to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Servicer shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

SECTION 14. The Servicer.

Subsection 14.01.	Additional Indemnification by the Seller and the Servicer.

In addition to the indemnification provided in Subsection 7.03, the Seller or the Servicer, as applicable, shall indemnify the Initial Purchaser and any subsequent Purchaser and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Initial Purchaser and any subsequent Purchaser may sustain that arise out of or are based upon the failure of the Seller or the Servicer, as applicable, to perform its obligations under this Agreement including but not limited to the Servicer’s obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12.

Subsection 14.02.	Merger or Consolidation of the Servicer.

The Servicer shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Servicer to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall (i) be an institution whose deposits are insured by FDIC or a company whose business is the servicing of mortgage loans, (ii) have a GAAP net worth of not less than $25,000,000, and (iii) be a Fannie Mae and Freddie Mac approved servicer and shall satisfy any requirements of Section 17 with respect to the qualifications of a successor to the Servicer.

Subsection 14.03.	Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Servicer may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Servicer shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Servicer's indemnification under Subsections 7.03 or 14.01.

Subsection 14.04.	Servicer Not to Resign.

The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual written consent of the Servicer and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer in which event the Servicer may resign as servicer. Any such determination permitting the resignation of the Servicer as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser and which shall be provided at the cost of the Servicer. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 17.

Subsection 14.05.	No Transfer of Servicing.

The Servicer acknowledges that the Purchaser has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

SECTION 15. DEFAULT.

Subsection 15.01.	Events of Default.

In case one or more of the following Events of Default by the Seller or the Servicer shall occur and be continuing, that is to say:

(i) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; or

(ii) failure on the part of the Seller or the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller or the Servicer set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser or by the Custodian; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv) the Seller or the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or the Servicer, as applicable, or of or relating to all or substantially all of its property; or

(v) the Seller or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) failure by the Seller or the Servicer to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located but only to the extent such failure materially and adversely affects the enforceability of the Mortgage Loans or the Seller’s or the Servicer’s ability to perform its obligation thereunder; or

(vii) the Servicer ceases to meet the qualifications of either a Fannie Mae or Freddie Mac servicer, the Servicer is not eligible to act as servicer or master servicer for mortgage loans subject to residential mortgage backed securities transactions rated by any nationally recognized rating agency or is eligible to act as such only with enhanced credit support; or

(viii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the written consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(ix) Servicer’s membership in MERS is terminated for any reason and any of the Mortgage Loans then serviced by the Servicer are MERS Mortgage Loans; or

(x) the Seller or the Servicer, as applicable, fails to duly perform, within the required time period, its obligations under Section 13 or Sections 11.24, 11.25 or 11.26 of the Servicing Addendum, which failure continues unremedied for a period of three (3) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller or the Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable time period, if any, the Purchaser, by notice in writing to the Servicer may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer as servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 17.

Subsection 15.02.	Waiver of Defaults.

The Purchaser may waive any default by the Seller or the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 16. Termination. The respective obligations and responsibilities of the Servicer, as servicer, shall terminate upon the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to this Section 16 or pursuant to Section 15. In the event that the Seller is terminated pursuant to this Section 15 without cause, the Purchaser shall solicit, by public announcement, bids from three organizations reasonably acceptable to the Servicer and the Purchaser for the purchase of the servicing functions. Following receipt of such bids, the Purchaser shall either (a) negotiate and effect the transfer, sale and assignment of this Agreement to the party submitting the highest satisfactory bid, which purchase price shall be paid to the Seller upon the transfer of the servicing rights and obligations under this Agreement to the Seller’s successor, or (b) pay to the Seller a termination fee equal to the amount of the party submitting the highest satisfactory bid. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, including any transfers on the MERS System, or otherwise, at the Servicer’s sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 17. Successor to the Servicer. Prior to termination of Servicer's responsibilities and duties under this Agreement pursuant to Section 12, 15 or 16, the Purchaser shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Servicer as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 17 and shall in no event relieve the Seller or the Servicer of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 7.04, it being understood and agreed that the provisions of such Subsections 7.01, 7.02, 7.03, 7.04 and 14.01 shall be applicable to the Seller and the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Custodial Agreement provided, however, that such successor shall not assume, and Servicer shall indemnify such successor for, any and all liabilities arising out of the Servicer's acts as servicer. Any termination of the Servicer as servicer pursuant to Section 12, 15 or 16 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation or remedies with respect to such claims.

The Servicer shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Servicing Files and Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer as servicer including making any transfers on the MERS System. The successor shall make arrangements as it may deem appropriate to reimburse the Servicer for amounts the Servicer actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

SECTION 18. Financial Statements. The Seller and the Servicer understand that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser may make available to prospective purchasers the Seller’s and the Servicer's financial statements for the most recently completed three (3) fiscal years respecting which such statements are available. The Seller and the Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by the Servicer (and are available upon request to members or stockholders of the Servicer or the public at large). The Servicer, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Servicer also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

The Seller and the Servicer also agree to allow access to knowledgeable financial, accounting, origination and servicing officers of the Seller and the Servicer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller and the Servicer, their loan origination or servicing practices, as applicable, or the financial statements of the Seller and the Servicer.

SECTION 19. Mandatory Delivery: Grant of Security Interest. The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Initial Purchaser on or before the related Closing Date. The Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Confirmation, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 20. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Purchaser:

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attn: Mortgage Finance

With copies to:

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attn: Legal

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attn: Operations

(ii)	if to the Seller:

American Home Mortgage Corp.
538 Broadhollow Road
Melville, New York 11747
Attention: Robert F. Johnson, Jr.

With copies to:

American Home Mortgage Corp.
538 Broadhollow Road
Melville, New York 11747
Attention: Alan B. Horn, General Counsel

(iii)	if to the Servicer:

American Home Mortgage Servicing, Inc.
4600 Regent Boulevard, Suite 200
Irving, Texas 75063
Attention: David Friedman

With copies to:

American Home Mortgage Servicing, Inc.
538 Broadhollow Road
Melville, New York 11747
Attention: Alan B. Horn, General Counsel

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 21. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 22. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 23. GOVERNING LAW; SUBMISSION TO JURISDICTION. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 20; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 24. Intention of the Parties. It is the intention of the parties that the Initial Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.

SECTION 25. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Servicer and the Purchaser and the respective successors and assigns of the Seller, the Servicer and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Servicer and such Purchaser, and a separate and distinct Agreement between the Servicer and each other Purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Subsection 7.03 or 7.04 shall be retained solely by the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller or the Servicer to a third party without the consent of the Purchaser.

SECTION 26. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 27. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 28. Nonsolicitation. The Seller and the Servicer each agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, to personally, by telephone, mail, e-mail or otherwise, solicit the Mortgagor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part or provide information to any other entity to solicit the refinancing of any Mortgage Loan in whole or in part; provided that, the foregoing shall not preclude the Seller or the Servicer from engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagors or from refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Seller to request the refinancing of the related Mortgage Loan. This Section 28 shall not be deemed to preclude the Seller or the Servicer or any of their respective affiliates from soliciting any Mortgagor for any other financial products or services.

SECTION 29. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)
the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)
references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)
reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)	the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)	the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 30. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 31. Third Party Beneficiary. Each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereunder as if it were a direct party to this Agreement.

SECTION 32. Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 33. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and, except to the extent otherwise set forth in writing, supersedes any prior agreement and understandings with respect to those matters and transactions.

IN WITNESS WHEREOF, the Seller, the Servicer and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

AMERICAN HOME MORTGAGE CORP. (Seller) By: ________________________________ Name: Title:
AMERICAN HOME MORTGAGE SERVICING, INC. (Servicer) By: _________________________________ Name: Title:
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (Initial Purchaser) By: __________________________________ Name: Title:

EXHIBIT 1

SELLER'S/SERVICER’S OFFICER'S CERTIFICATE

I, ________________________, hereby certify that I am the duly elected ______________ of [American Home Mortgage, Corp./American Home Servicing, Inc., a ______________ (the “Seller”/the “Servicer”), and further certify, on behalf of the [Seller/Servicer] as follows:

1.	Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the [Seller/Servicer] as are in full force and effect on the date hereof.

2.	No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the [Seller/Servicer]are pending or contemplated.

3.
Each person who, as an officer or attorney-in-fact of the [Seller/Servicer], signed (a) the Master Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”), dated as of May 1, 2006, by and among the Seller, the Servicer and Greenwich Capital Financial Products, Inc. (the “Purchaser”); (b) the Confirmation, dated _____________ 200_, between the Seller and the Purchaser (the “Confirmation”); (c) the Custodial Agreement, dated as of May 1, 2006, among the Purchaser, the Seller, the Servicer and ____________ (the “Custodial Agreement”); and (d) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Confirmation was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.
Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the [Seller/Servicer] on ________________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5.
Attached hereto as Attachment III is a Certificate of Good Standing of the [Seller/Servicer] dated ______________, 200_. No event has occurred since ___________________, 200_ which has affected the good standing of the [Seller/Servicer] under the laws of the State of ___________.

6.
All of the representations and warranties of the [Seller/Servicer] contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

7.
The [Seller/Servicer] has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Confirmation.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated: _________________________

[Seal]

[AMERICAN HOME MORTGAGE
CORP./AMERICAN HOME MORTGAGE
SERVICING, INC.
(Seller/Servicer)]

By: ________________________________
Name: ______________________________
Title: Vice President

I, _______________________, Secretary of the [Seller/Servicer], hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the [Seller/Servicer]and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:_________________________

[Seal]

[AMERICAN HOME MORTGAGE
CORP./AMERICAN HOME MORTGAGE
SERVICING, INC.
(Seller/Servicer)]

By: ___________________________________
Name: _________________________________
Title: [Assistant] Secretary

EXHIBIT 2

[FORM OF OPINION OF COUNSEL TO THE SELLER/SERVICER]

______________________________
(Date)

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:	Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2006

Gentlemen:

I have acted as counsel to ______________________. (the “Company”), in connection with the sale of certain mortgage loans by the Seller to Greenwich Capital Financial Products, Inc. (the “Purchaser”) pursuant to (i) a Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2006, among the Seller, the Servicer and the Purchaser (the “Purchase Agreement”), the Custodial Agreement, dated as of May 1, 2006, among the Seller, the Servicer, the Purchaser, and _________________ (the “Custodiann”) (the “Custodial Agreement”) [and the Confirmation, dated __________, 200_, between the Seller and the Purchaser (the “Confirmation”)]. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

A.	The Purchase Agreement;
B.	[The Confirmation;]
C.	The Custodial Agreement;
D.	The Company's Certificate of Incorporation and by-laws, as amended to date; and
E.	Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion (the “Board Resolutions”).

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Company has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement, the Custodial Agreement [and the Confirmation] (sometimes collectively, the “Agreements”).

2. The Purchase Agreement, the Custodial Agreement [and the Confirmation] have been duly and validly authorized, executed and delivered by the Company.

3. The Purchase Agreement, the Custodial Agreement [and the Confirmation] constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Company of the Purchase Agreement, the Custodial Agreement [and the Confirmation], or the consummation of the transactions contemplated by the Purchase Agreement, the Custodial Agreement [and the Confirmation], except for those consents, approvals, authorizations or orders which previously have been obtained.

5. Neither the servicing of the Mortgage Loans by the Company as provided in the Purchase Agreement [and the Confirmation,] nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Purchase Agreement, the Custodial Agreement [and the Confirmation] will result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other material agreement or instrument known to me to which the Company is a party or by which it is bound, (ii) any State of New York or federal statute or regulation applicable to the Company, or (iii) any order of any State of New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, except in any such case where the default, breach or violation would not have a material adverse effect on the Company or its ability to perform its obligations under the Purchase Agreement and the Custodial Agreement.

6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or the Custodial Agreement or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement or the Custodial Agreement.

7. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

8. The Assignments of Mortgage are in recordable form and upon completion will be acceptable for recording under the laws of the State where each related mortgaged property is located. When endorsed, as provided in the Custodial Agreement, the Mortgage Notes will be duly endorsed under ______________ law.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

A. I have assumed that all parties to the Agreements other than the Company have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors' rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 19 of the Purchase Agreement.

C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Company, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

I am admitted to practice in the State of New York, and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the Federal laws of the United States of America.

This letter is rendered to you as Purchaser under the Purchase Agreement, solely for your benefit in connection with the transactions referred to herein. Without my prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person, other than a direct assignee of the Purchaser, (including any person that seeks to assert your rights in respect of this letter) or for any other purpose. In addition, I disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Very truly yours,

EXHIBIT 3

SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Greenwich Capital Financial Products, Inc. from the Seller named below pursuant to that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2006, as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name) (Address)
By:______________________________________

II. Certification of Release

The Seller named below hereby certifies to Greenwich Capital Financial Products, Inc. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Greenwich Capital Financial Products, Inc., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

Seller

By: _________________________________
Name: _______________________________
Title: ________________________________

EXHIBIT 4

ASSIGNMENT AND CONVEYANCE

On this ____ day of ____, 200_, AMERICAN HOME MORTGAGE CORP. (“Seller”), as the Seller under that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2006 (the “Agreement”), does hereby sell, transfer, assign, set over and convey to Greenwich Capital Financial Products, Inc., as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein including the right to any Prepayment Charges payable with respect thereto (except as otherwise set forth in the related Confirmation). Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Custodial Agreement. The contents of each related Servicing File required to be retained by American Home Mortgage Servicing, Inc. (the “Servicer”) to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Servicer 's possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller or the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only.

The Seller and the Servicer, as applicable, confirm to the Purchaser that the representation and warranties set forth in Sections 7.01(a) and (b) and Section 7.02 of the Agreement are true and correct with respect to the Seller and the Servicer, as applicable, and the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as of the date hereof, and that all statements made in each party's Officer's Certificate and all Attachments thereto remain complete, true and correct in all respects as of the date hereof, and that the Mortgage Loan characteristics identified on the attached Schedule are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

AMERICAN HOME MORTGAGE CORP.
Seller

By: ____________________________________
Name: __________________________________
Title: ___________________________________

AMERICAN HOME MORTGAGE SERVICING, INC.
Seller

By: ____________________________________
Name: __________________________________
Title: ___________________________________

EXHIBIT 5

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to the Custodian:

1.	Copies of the Mortgage Loan Documents.

2.	Residential loan application.

3.	Mortgage Loan closing statement.

4.	Verification of employment and income, if applicable.

5.	Verification of acceptable evidence of source and amount of downpayment, if applicable.

6.	Credit report on Mortgagor.

7.	Residential appraisal report.

8.	Photograph of the Mortgaged Property.

9.	Survey of the Mortgaged Property.

10.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.	All required disclosure statements and statement of Mortgagor confirming receipt thereof.

12.	If available, termite report, structural engineer's report, water potability and septic certification.

13.	Sales Contract, if applicable.

14.	Hazard insurance policy.

15.	Flood Insurance policy, if applicable.

16.	Tax Service Contract.

17.	Flood Service Contract.

18.
Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

19.	Amortization schedule, if available.

20.	Payment history for Mortgage Loans that have been closed for more than 90 days.

EXHIBIT 6

MORTGAGE LOAN DOCUMENTS

(a)
the original Mortgage Note bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the Seller, endorsed in blank, "Pay to the order of _____________, without recourse", and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement shall be by "[name of last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement shall be by "[name of last endorsee], formerly known as [previous name]";

(b)
with respect to each Mortgage Loan which is not a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Mortgage shall be assigned, with assignee's name left blank. If the Mortgage Loan was acquired by the last assignee in a merger, the Assignment of Mortgage shall be made by "[name of last assignee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, the Assignment of Mortgage shall be by "[name of last assignee], formerly known as [previous name];

(c)	the original of each guarantee executed in connection with the Mortgage Note, if any;

(d)
for each Mortgage Loan which is not a MERS Mortgage Loan, the original recorded Mortgage with evidence of recording thereon, and in the case of each MERS Mortgage Loan, the original Mortgage, with the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller has not delivered or caused to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, (i) in the case of a delay caused by the public recording office, a copy of such Mortgage certified by the Seller, escrow agent, title insurer or closing attorney to be a true and complete copy of the original recorded Mortgage and (ii) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(e)	originals of each assumption, modification, consolidation or extension agreement, if any;

(f)
except in the event that the original Mortgage is made to MERS, the originals of all intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee (or to MERS, if the Mortgage Loan is registered on the MERS System), or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller, escrow agent, closing attorney or the title insurer insuring the Mortgage stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer's Certificate or by the Seller; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g)
if the Mortgage Note, the Mortgage, any Assignment of Mortgage or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign;

(h)
the original lender's title insurance policy (or a marked title insurance commitment, in the event that an original lender’s title insurance policy has not yet been issued) in the form of an ALTA mortgage title insurance policy, containing each of the endorsements required by Fannie Mae and insuring the Purchaser and its successors and assigns as to the first or secured priority lien of the Mortgage in the original principal amount of the Mortgage Loan; and

(i)	the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

EXHIBIT 7

CUSTODIAL ACCOUNT LETTER AGREEMENT

____________ __, 200_

To: __________________________________
(the “Depository”)

As Servicer under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2006, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “American Home Mortgage Servicing, Inc. in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

AMERICAN HOME MORTGAGE SERVICING, INC.
(Seller)

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Date: ____________________________________

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

(Depository)

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Date: ____________________________________

EXHIBIT 8

ESCROW ACCOUNT LETTER AGREEMENT

____________ __, 200_

To: __________________________________

(the “Depository”)

As Servicer under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2006, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “American Home Mortgage Servicing, Inc. in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

AMERICAN HOME MORTGAGE SERVICING, INC.
(Seller)

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Date: ____________________________________

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

(Depository)

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Date: ____________________________________

EXHIBIT 9

SERVICING ADDENDUM

Subsection 11.01 Servicer to Act as Servicer.

The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices and this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

The Servicer shall notify MERS of the ownership interest of the Purchaser in each MOM Loan through the MORNET system or MIDANET system, as applicable, or any other comparable system acceptable to MERS. At any time during the term of this Agreement, the Purchaser may direct the Servicer to cause any MOM Loan to be deactivated from the MERS System.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser's reliance on the Servicer.

The Servicer will furnish, with respect to each Mortgage Loan, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis.

The Servicer has in place, and will maintain throughout the term of this Agreement, a procedure by which it confirms, on an ongoing basis, that no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national or blocked person” for purposes of the OFAC Regulations.

Subsection 11.02 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, for escrowed accounts, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge which prepays during the term of the charge. If the Servicer fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Servicer, unless otherwise provided for in the related Confirmation, shall pay the Purchaser at such time (by deposit to the Custodial Account) an amount equal to amount of the Prepayment Charge which was not collected. Notwithstanding the above, the Servicer may waive (and shall waive, in the case of (v) below) a Prepayment Charge without paying the Purchaser the amount of the Prepayment Charge (i) if the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) if the prepayment is not a result of a refinancing by the Servicer or any of its affiliates and the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (iii) if the collection of the Prepayment Charge would be in violation of applicable laws, (iv) if the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (v) notwithstanding any state or federal law to the contrary, any instance when a Mortgage Loan is in foreclosure. The Servicer hereby acknowledges that for the purposes of the preceding sentence, (i) the law applicable to the enforcement of prepayment penalties and charges is the law applicable to the related originator of the Mortgage Loans and (ii) state laws prohibiting or limiting prepayment penalties or charges are preempted and thereby inapplicable if the related originator of the mortgage loans is a federal association or federal bank or an operating subsidiary of such institution. In the event the Servicer determines that (i) the foregoing acknowledgement is no longer accurate and (ii) applicable state law would prevent it from fully enforcing prepayment penalties or charges, the Servicer shall (i) provide prompt notice to such effect to the Purchaser and (ii) provide a written opinion of counsel from a nationally recognized law firm experienced in regulatory matters concluding that fully enforcing prepayment penalties or charges would violate applicable law.

Subsection 11.03 Realization Upon Defaulted Mortgage Loans.

(a) The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings. The Servicer shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

(b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vi).

If the Servicer determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vi).

(c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances, pursuant to Subsection 11.05(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer pursuant to Subsection 11.05(iv).

(d) Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Servicer as servicer of any Mortgage Loan which becomes ninety (90) days or greater delinquent in payment of a scheduled Monthly Payment, without payment of any termination fee with respect thereto, provided that the Servicer shall on the date said termination takes effect be reimbursed for any unreimbursed Monthly Advances of the Servicer's funds made pursuant to Subsection 11.21 and any unreimbursed Servicing Advances and Servicing Fees relating to such delinquent Mortgage Loan notwithstanding anything to the contrary set forth in Subsection 11.05. In the event of any such termination, the provisions of Section 17 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

Subsection 11.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 7.

The Servicer shall deposit in the Custodial Account on a daily basis, subject to a two (2) Business Day ACH lag, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i) all payments on account of principal on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

(v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

(vi) all Monthly Advances;

(vii) all proceeds of any Mortgage Loan repurchased in accordance with Subsections 7.03 and 7.04 and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03;

(viii) any amounts required to be deposited by the Servicer pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor;

(ix) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.13;

(x) any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20; and

(xi) with respect to each Principal Prepayment in full, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Interest Rate, provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this clause (xi) exceed the aggregate amount of the Servicer's servicing compensation in the calendar month in which such deposits are required.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Subsection 11.01, need not be deposited by the Servicer in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iii). The Servicer shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Servicer shall, on or before twelve o'clock noon Eastern time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.

Subsection 11.05 Permitted Withdrawals From the Custodial Account.

The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:

(i) to make distributions to the Purchaser in the amounts and in the manner provided for in Subsection 11.14;

(ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Servicer's right thereto shall be prior to the rights of Purchaser, except that, where the Servicer is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03 or 7.04, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 or 7.04, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

(iii) to reimburse itself for unreimbursed Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Servicer is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03 or 7.04, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 or 7.04 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

(iv) to pay to itself pursuant to Subsection 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03 or Subsection 7.04 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(vi) to reimburse the Servicer for any Monthly Advance previously made which the Servicer has determined to be a Nonrecoverable Monthly Advance;

(vii) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

(viii) to clear and terminate the Custodial Account on the termination of this Agreement.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (vii) above. The Servicer shall provide written notification in the form of an Officers' Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (vi) above.

Subsection 11.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 8.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Subsection 11.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

Subsection 11.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments. Notwithstanding anything else contained herein, it is agreed that the Servicer will not be required to pay any such bills for ground rents, taxes, assessments, water rates and other charges if the Mortgage does not provide for Escrow Payments until such time at which such unpaid amounts would be considered delinquent or result in a superior lien being imposed on the Mortgaged Property or otherwise impair Purchaser’s interest in the Mortgaged Property.

The Servicer shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained. The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non- renewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 11.19, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Subsection 11.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05.

Subsection 11.09 Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Subsection 11.10 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the sum of the outstanding principal balance of the Mortgage Loan (including any cumulative related Negative Amortization) and the outstanding principal balance of the related first lien mortgage loan, if applicable, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan (plus, if the Mortgage Loan provides for negative amortization, the maximum amount of Negative Amortization in accordance with the Mortgage), (ii) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Servicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan (including any cumulative related Negative Amortization) at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best's Key Rating Guide, are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the state wherein the property subject to the policy is located.

Subsection 11.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a rating in Best's Key Rating Guide of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Purchaser.

Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Servicers' and Servicers' Guide. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Subsection 11.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and upon the reasonable request by the Purchaser, copies thereof shall be forwarded by the Servicer to the Purchaser. The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and a separate servicing agreement between the Servicer and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Servicer provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. Servicer shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of Section 860F(a)(2)(E) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, the Servicer shall either itself or through an agent selected by Servicer, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, Servicer shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non-interest bearing demand account, unless an Opinion of Counsel is obtained by the Servicer to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner. Each REO Account shall be established with the Servicer or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the Custodial Account Letter Agreement attached as Exhibit 7 hereto. An original of such letter agreement shall be furnished to any Purchaser upon request.

The Servicer shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

The Servicer shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request. Together with such statement, the Servicer shall furnish to the Purchaser a statement covering the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Purchaser. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date in accordance with Subsection 11.14.

Subsection 11.14 Distributions.

On each Distribution Date, the Servicer shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05; plus (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Subsection 11.21, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date and (iv) any amounts attributable to Monthly Prepayments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Servicer or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Subsection 11.15 Remittance Reports.

No later than the tenth (10th) calendar day, or if such tenth calendar day is not a Business Day, the first Business Day following such tenth (10th) calendar day of each month, the Servicer shall furnish to the Purchaser or its designee an electronic file containing, and a hard copy of, the monthly data specified on Exhibit 13 hereto in a form acceptable to the Purchaser and the Servicer. On the Business Day following each Determination Date, the Servicer shall deliver to the Purchaser or its designee by telecopy (or by such other means as the Servicer and the Purchaser may agree from time to time) an electronic file containing, and a hard copy of, the determination data with respect to the related Distribution Date, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Servicer shall forward to the Purchaser by e-mail an electronic file in a form acceptable to the Purchaser containing the information set forth in the Remittance Report with respect to the related Distribution Date.

Subsection 11.16 Statements to the Purchaser.

Not later than fifteen (15) days after each Distribution Date, the Servicer shall forward to the Purchaser or its designee a statement prepared by the Servicer setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.

In addition, not more than sixty (60) days after the end of each calendar year, the Servicer shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

Notwithstanding the foregoing, the Servicer’s obligation to deliver information under this Subsection, shall be satisfied by providing the information required on Exhibit 13 in compliance with Subsection 11.15.

Subsection 11.17 Real Estate Owned Reports.

Together with the statement furnished pursuant to Subsection 11.02, with respect to any REO Property, the Servicer shall furnish to the Purchaser a statement covering the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Notwithstanding the foregoing, the Servicer’s obligation to deliver statements under this Subsection, shall be satisfied by providing the information required on Exhibit 13 in compliance with Subsection 11.15.

Subsection 11.18 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Subsection 11.19 Assumption Agreements.

The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.19, the Servicer, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Subsection 11.04.

Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Subsection 11.20 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Purchaser by a certification of a servicing officer of the Servicer (a “Servicing Officer”), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Servicer and the Servicer shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the fidelity bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage Loan Documents held by the Purchaser or the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to return the related Mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Servicer.

Subsection 11.21 Monthly Advances by the Servicer.

(a) Not later than the close of business on the Business Day preceding each Distribution Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Subsection 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

(b) The obligation of the Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Servicer that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers' Certificate delivered to the Purchaser.

Subsection 11.22 Servicing Compensation.

As compensation for its services hereunder, the Servicer shall, subject to Subsection 11.04(xi), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Subsection 11.19, and late payment charges and similar ancillary servicing compensation shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. Unless otherwise provided for in the related Confirmation, the Servicer shall not be permitted to retain any portion of the Prepayment Charges collected on the Mortgage Loans, which Prepayment Charges shall be remitted to the Purchaser. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Subsection 11.23 Notification of Adjustments.

On each Adjustment Date, the Servicer shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Servicer, upon request, also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the Servicer or the Purchaser that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Subsection 11.24 Statement as to Compliance.

(a) The Servicer will deliver to the Purchaser, not later than 75 days following the end of each calendar year, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

(b) With respect to any Loans that are subject to a Securitization Transaction or other securitization transaction, by February 28 of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time upon thirty (30) days written request, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Purchaser, any Master Servicer and any related Depositor for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, an Officer’s Certificate in the form attached hereto as Exhibit 12 or Exhibit 14, as directed by the Purchaser.

(c) The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Subsection 11.24, Subsection 11.25 or Subsection 11.26, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Servicer in the other in connection with a breach of the Servicer’s obligations under this Subsection 11.24, Subsection 11.25 or Subsection 11.26, or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Notwithstanding the foregoing, the Servicer’s obligation to deliver a statement under this Subsection, as to the Servicer or any Sub-Servicer, as to any calendar year, beginning with the report required in March 2007, shall be satisfied if a statement of compliance report is delivered in compliance with Subsection 13.04 for such calendar year with respect to that entity.

Subsection 11.25 Independent Public Accountants’ Servicing Report.

Not later than 75 days following the end of each calendar year, the Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Servicer) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with this Agreement or such pooling and servicing agreements, as applicable, except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Notwithstanding the foregoing, the Servicer’s obligation to deliver a statement under this Subsection, as to the Servicer or any Sub-Servicer, as to any calendar year, beginning with the report required in March 2007, shall be satisfied if an assessment of compliance and attestation report is delivered in compliance with Subsection 13.05 for such calendar year with respect to that entity.

Subsection 11.26 Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Servicer by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Servicer.

Subsection 11.27 Reports and Returns to be Filed by the Servicer.

The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Subsection 11.28 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Subsection 11.29 Superior Liens.

With respect to each second lien Mortgage, the Servicer shall, for the protection of the Purchaser's interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Servicer shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Borrower or the Mortgaged Property by the superior lienholder.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to REMICs pursuant to the Internal Revenue Code. The Servicer shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such Servicing Advance is in the best interests of the Purchaser. The Servicer shall not make such a Servicing Advance except to the extent that it determines that such advance would not be a Nonrecoverable Servicing Advance from Liquidation Proceeds on the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

Subsection 11.30 Sub-Servicing Agreements Between the Servicer and Subservicers.

The Servicer, as servicer, may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a Sub-Servicing Agreement; provided that such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through the Servicer or otherwise, the Servicer shall remain obligated and liable to the Purchaser and its successors and assigns for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Sub-Servicing Agreement entered into by the Servicer shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of each Subservicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

Subsection 11.31 Successor Subservicers.

Any Sub-Servicing Agreement shall provide that the Servicer shall be entitled to terminate any Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Subservicer which qualifies under Subsection 11.33. Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by any successor to the Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or any successor to the Servicer) shall, for any reason, no longer be the servicer of the related Mortgage Loans (including termination due to an Event of Default).

Subsection 11.32 No Contractual Relationship Between Subservicer and Purchaser.

Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone and the Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Subsection 11.33.

Subsection 11.33 Assumption or Termination of Sub-Servicing Agreement by Successor Servicer.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by a successor servicer pursuant to Section 16 of this Agreement, it is understood and agreed that the Servicer’s rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Subservicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Subservicer.

The Servicer shall, upon the reasonable request of the Purchaser, but at its own expense, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

EXHIBIT 10

FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated ____________, 200__, (“Agreement”) among Greenwich Capital Financial Products, Inc. (“Assignor”), ________________________ (“Assignee”), ________________ (the “Servicer”) and ________________________ (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) except as described below, that certain Master Mortgage Loan Purchase and Servicing Agreement dated as of [_________], 2006, as amended (the “Purchase Agreement”), between the Assignor, as purchaser (the “Purchaser”), the Servicer and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

2. [For Securitization Transactions include this sentence: From and after the date hereof, the Company and the Servicer shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to ______________________________ (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of _______________, 200__ (the “Pooling Agreement”), among the Assignee, the Assignor, ____________________, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), _________________________, as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the “PSA Servicer”).] The Company and the Servicer hereby acknowledge and agree that from and after the date hereof (i) the [Trust][Assignee] will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the [Trust][Assignee] for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the [Assignee][Trust (including the Trustee and the PSA Servicer acting on the Trust’s behalf)] shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company and the Servicer, as applicable, thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company and the Servicer) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the [Assignee] [Trust (including the Trustee and the PSA Servicer acting on the Trust’s behalf)]. Neither the Servicer, the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Servicer’s and the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the [Assignee][Trustee.]

Representations and Warranties of the Company

3. The Servicer and the Company each warrants and represents to the Assignor, the Assignee [and the Trust] as of the date hereof that:

(a) Each of the Servicer and the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Each of the Servicer and the Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and has full corporate power and authority to perform its obligations under the Purchase Agreement. The execution by the Servicer and the Company of this Agreement is in the ordinary course of the Servicer’s and the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Servicer’s or the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Servicer or the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or the Company or its property is subject. The execution, delivery and performance by the Servicer and the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Servicer and the Company. This Agreement has been duly executed and delivered by the Servicer and the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Servicer and the Company, enforceable against the Servicer and the Company in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights; the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or subsequent changes in applicable law may limit or prohibit enforceability thereof under applicable law;

(c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Servicer and the Company in connection with the execution, delivery or performance by the Servicer and the Company of this Agreement; and

(d) To the best of the Company’s knowledge or the Servicer’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Servicer and the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Servicer and the Company to perform their obligations under this Agreement or the Purchase Agreement, and the Servicer and the Company are solvent.

4. Pursuant to Section 12 of the Purchase Agreement, the Servicer and the Company, as applicable, hereby represent and warrant, for the benefit of the Assignor, the Assignee [and the Trust,] that the representations and warranties set forth in Sections 7.01 and 7.02 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof, except that the representation and warranty set forth in Section 7.02(i) shall, for purposes of this Agreement, relate to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto.

[Additional Representations and Warranties Necessary for Securitization]

Remedies for Breach of Representations and Warranties

5. The Servicer and the Company, as applicable, each hereby acknowledge and agree that the remedies available to the Assignor, the Assignee [and the Trust (including the Trustee and the PSA Servicer acting on the Trust’s behalf)] in connection with any breach of the representations and warranties made by the Servicer or the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced[, with the prior written consent of the Trustee].

8. This Agreement shall inure to the benefit of [(i)] the successors and assigns of the parties hereto [and (ii) the Trust (including the Trustee and the PSA Servicer acting on the Trust’s behalf)]. Any entity into which Assignor, Assignee, the Servicer or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee, the Servicer or Company, respectively, hereunder.

9. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee [and by Assignee to the Trust] and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

11. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By: ________________________________
Name: ______________________________
Its: ________________________________

___________________________________

By: ________________________________
Name:
Its:

___________________________________

By: ________________________________
Name:
Its:

EXHIBIT 11

INDEMNIFICATION AGREEMENT

Indemnification Agreement dated as of _________ __, 200__ (the “Agreement”) between ________________ (“Company”) and _____________________ (the “Depositor”).

Reference is made to the issuance of ____________________, Series ________, Asset-Backed Certificates (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of _______________ (the “Pooling and Servicing Agreement”), among the Depositor as depositor, _________________ as master servicer and _____________________ as trustee (the “Trustee”). The Depositor will sell certain of the Certificates to _______________ (the “Underwriter”) for offer and sale pursuant to the terms of an Underwriting Agreement, dated ______________, ____ (the “Underwriting Agreement”), between the Depositor and the Underwriter. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

Reference is also made to the information provided by ____________ contained in the Prospectus Supplement, including any supplement or amendment thereto, under the caption, “The Originators—______________” and “__________” (the “Company Information”).

1. (a)  Company (also referred to herein as the “Indemnifying Party”) agrees to indemnify and hold harmless the Depositor and each of its directors and officers and affiliates and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Party”) and not any assignee thereof, against any and all actual losses, claims, expenses, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, to the extent and only the extent that as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Company Information or omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; and will reimburse any such reasonable legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Company may otherwise have.

(b) Promptly after receipt by the Indemnified Party under this Section 1 of notice of the commencement of any action described therein, the Indemnified Party will, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 1, notify the Indemnifying Party of the commencement thereof, but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party (a) under this Agreement except to the extent that the omission to notify the Indemnifying Party with respect to this Agreement materially and adversely affects the Indemnifying Party’s ability to perform under this Agreement or (b) otherwise than under this Agreement. In case any such action is brought against the Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party under this Section 1, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.

The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing; (ii) the Indemnified Party shall have been advised by counsel retained by the Indemnifying Party to defend the Indemnified Party that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for the Indemnified Party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iv) the Indemnifying Party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party or any of the Indemnified Party’s directors, officers or controlling persons.

The Indemnified Party, as a condition of the indemnity agreements contained in Section 1(a) and Section 1(b), shall use its best efforts to cooperate with the Indemnifying Party in the defense of any such action or claim. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability (to the extent set forth in Section 1(a) or Section 1(b) as applicable) by reason of such settlement or judgment.

2. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by facsimile and confirmed by similar mailed writing as follows: (i) if to Company: ________________, [__], Attention: [__], and (ii) if to the Depositor: ____________________________________, Facsimile (___) ___-____, Attention: Legal. Any party hereto may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

3. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one instrument.

4. This Agreement shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Depositor, Underwriter and Company have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

___________________________________

By: ________________________________
Name:
Its:

___________________________________

By: ________________________________
Name:
Its:

___________________________________

By: ________________________________
Name:
Its:

EXHIBIT 12

FORM OF BACK-UP CERTIFICATION

I, [identify certifying individual], certify to the [Purchaser], [Mortgage Loan Seller] [Depositor], [Trustee], [Securities Administrator] and [Master Servicer] that:

(i) Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii) The servicing information required to be provided by the Servicer under this Servicing Agreement has been provided to the Purchaser and the Master Servicer;

(iii) I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required by the Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant's Servicing Report, the Seller has, as of the date of this certification fulfilled its obligations under the Agreement; and

(iv) Such officer has disclosed to the Purchaser and the Master Servicer all significant deficiencies relating to the Seller’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

AMERICAN HOME MORTGAGE SERVICING, INC.

By:
Name:
Title:
Date:

EXHIBIT 13

FORM OF REMITTANCE REPORT
Standard File Layout - Delinquency Reporting
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY

OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency
Name	Type	Size
Servicer Loan #	Number (Double)	8
Investor Loan #	Number (Double)	8
Borrower Name	Text	20
Address	Text	30
State	Text	2
Due Date	Date/Time	8
Action Code	Text	2
FC Received	Date/Time	8
File Referred to Atty	Date/Time	8
NOD	Date/Time	8
Complaint Filed	Date/Time	8
Sale Published	Date/Time	8
Target Sale Date	Date/Time	8
Actual Sale Date	Date/Time	8
Loss Mit Approval Date	Date/Time	8
Loss Mit Type	Text	5
Loss Mit Estimated Completion Date	Date/Time	8
Loss Mit Actual Completion Date	Date/Time	8
Loss Mit Broken Plan Date	Date/Time	8
BK Chapter	Text	6
BK Filed Date	Date/Time	8
Post Petition Due	Date/Time	8
Motion for Relief	Date/Time	8
Lift of Stay	Date/Time	8
RFD	Text	10
Occupant Code	Text	10
Eviction Start Date	Date/Time	8
Eviction Completed Date	Date/Time	8
List Price	Currency	8
List Date	Date/Time	8
Accepted Offer Price	Currency	8
Accepted Offer Date	Date/Time	8
Estimated REO Closing Date	Date/Time	8
Actual REO Sale Date	Date/Time	8

▪	Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

12-Relief Provisions
15-Bankruptcy/Litigation
20-Referred for Deed-in-Lieu
30-Referred fore Foreclosure
60-Payoff
65-Repurchase
70-REO-Held for Sale
71-Third Party Sale/Condemnation
72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency. The Action Date is the date the relief is expected to end. For military indulgence, it will be three months after the Borrower's discharge from military service.

Action Code 15 - To report the Borrower's filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan. The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan. The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity. The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan. The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it. The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred. The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted. and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed. The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

ASUM- Approved Assumption
BAP- Borrower Assistance Program
CO- Charge Off
DIL- Deed-in-Lieu
FFA- Formal Forbearance Agreement
MOD- Loan Modification
PRE- Pre-Sale
SS- Short Sale
MISC- Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property. The acceptable codes are:

Mortgagor
Tenant
Unknown
Vacant

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Calculation of Realized Loss/Gain Form 332- Instruction Sheet

The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.
Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

13.	The total of lines 1 through 12.

Credits:

14-21.
Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

WELLS FARGO BANK, N.A.
CALCULATION OF REALIZED LOSS/GAIN

Prepared by: __________________                           Date: _______________
Phone: ______________________     Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________
Borrower's Name:________________________________________________________
Property Address:________________________________________________________________
Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
	Cash for Keys__________________________	________________
	HOA/Condo Fees_______________________	________________
	______________________________________	________________
	______________________________________	________________
	Total Expenses	$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance Proceeds	________________	(18)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	_________________
	_________________________________________	_________________
	Total Credits	$________________	(22)

Total Realized Loss (or Amount of Gain)		$________________	(23)

EXHIBIT 14

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, _____________________________________, the _______________________ of [NAME OF COMPANY] and, in such capacity, the officer in charge of the Company’s responsibility on Exhibit 15 to the Agreement. I hereby certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(i) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all other data, servicing reports, officer’s certificates and other information relating to the performance of the Company under the terms of the Agreement and the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(ii) Based on my knowledge, the reports and information comprising the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the period covered by, or the date of such reports or information or the date of this certification;

(iii) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(iv) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(v) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. The Servicing Assessment and the Attestation Report cover all items of the servicing criteria identified on Exhibit 15 to the Agreement as applicable to the Company. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports. The following material instances of noncompliance identified in the Servicing Assessment and the Attestation Report relate to the performance or obligations of the Company under the Agreement: ____________ (if none, state “None.”)

Date: _________________________

By: _______________________________
Name:
Title:

EXHIBIT 15

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

[NAME OF COMPANY] [NAME OF SUBSERVICER]
Date:	_________________________

By:
Name:	________________________________
Title:	________________________________

EXHIBIT FOUR

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria:”

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

4-1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

4-2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

4-3